EXHIBIT 10.2

                            ASSET PURCHASE AGREEMENT


                            dated as of June 17, 2004

                                      among

                           CTI MOLECULAR IMAGING, INC.
                             a Delaware corporation

                         CTI CONCORDE MICROSYSTEMS, LLC
                      a Tennessee limited liability company

                                       and

                           CONCORDE MICROSYSTEMS, INC.
                             a Tennessee corporation
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                                TABLE OF CONTENTS

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Table of Contents.................................................................................................i
Table of Defined Terms..........................................................................................iii
Index of Schedules................................................................................................v
Index of Exhibits.................................................................................................v
Recitals..........................................................................................................1
1. Definitions and Interpretation.................................................................................1
     1.01. Definitions............................................................................................1
     1.02. Rules of Interpretation................................................................................7
     1.03. Headings...............................................................................................8
     1.04. Construction...........................................................................................8
     1.05. Schedules..............................................................................................8
2. Sale and Transfer of Assets; Liabilities.......................................................................8
     2.01. Assets To Be Sold......................................................................................8
     2.02. Excluded Assets........................................................................................9
     2.03. Assumed Liabilities...................................................................................10
     2.04. Retained Liabilities..................................................................................10
3. Consideration.................................................................................................11
     3.01. Total Consideration...................................................................................11
     3.02. Purchase Price........................................................................................11
     3.03. Earnout Payments......................................................................................12
     3.04. Allocation............................................................................................12
4. Closing.......................................................................................................12
     4.01. Closing Date; Effective Time..........................................................................12
     4.02. Closing Obligations...................................................................................13
     4.03. Conditions Precedent to Buyers' Obligation to Close...................................................14
     4.04. Conditions Precedent to Seller's Obligation to Close..................................................16
     4.05. Consents..............................................................................................16
5. Representations and Warranties of Seller......................................................................17
     5.01. Organization and Good Standing........................................................................17
     5.02. Enforceability; Authority; No Conflict................................................................18
     5.03. Capitalization........................................................................................18
     5.04. Financial Statements..................................................................................19
     5.05. Books and Records.....................................................................................19
     5.06. Title To Assets; Sufficiency..........................................................................19
     5.07. Real Property.........................................................................................19
     5.08. Tangible Personal Property............................................................................20
     5.09. Accounts Receivable...................................................................................20
     5.10. Inventories...........................................................................................20
     5.11. No Undisclosed Liabilities............................................................................20
     5.12. Taxes.................................................................................................20
     5.13. No Material Adverse Change............................................................................21
     5.14. Employee Benefits.....................................................................................21
     5.15. Compliance With Laws; Governmental Authorizations.....................................................21
     5.16. Legal Proceedings; Orders.............................................................................22
     5.17. Absence of Certain Changes and Events.................................................................23
     5.18. Contracts.............................................................................................23
     5.19. Insurance.............................................................................................25
     5.20. Environmental Matters.................................................................................26
     5.21. Employees.............................................................................................27
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
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     5.22. Labor Disputes; Compliance............................................................................27
     5.23. Intellectual Property Assets..........................................................................27
     5.24. Compliance With the Foreign Corrupt Practices Act and Export Control and Antiboycott Laws.............30
     5.25. Relationships With Related Persons....................................................................31
     5.26. Brokers or Finders....................................................................................31
     5.27. Securities Law Matters................................................................................31
     5.28. Solvency..............................................................................................31
     5.29. Disclosure............................................................................................32
6. Representations and Warranties of Buyers......................................................................32
     6.01. Organization and Good Standing........................................................................32
     6.02. Authority; No Conflict................................................................................32
     6.03. Certain Proceedings...................................................................................33
     6.04. Brokers or Finders....................................................................................33
7. Covenants of Seller Prior to Closing..........................................................................33
     7.01. Access and Investigation..............................................................................33
     7.02. Operation of the Business of Seller...................................................................33
     7.03. Negative Covenant.....................................................................................34
     7.04. Required Approvals....................................................................................34
     7.05. Notification..........................................................................................34
     7.06. No Negotiation........................................................................................34
     7.07. Best Efforts..........................................................................................35
     7.08. Interim Financial Statements..........................................................................35
     7.09. Change of Name........................................................................................35
     7.10. Payment of Liabilities................................................................................35
8. Covenants of Buyers Prior to Closing..........................................................................35
     8.01. Required Approvals....................................................................................35
     8.02. Notification..........................................................................................35
     8.03. Best Efforts..........................................................................................35
9. Employees and Employee Benefits...............................................................................36
     9.01. Employment of Active Employees by Buyers..............................................................36
     9.02. Salaries and Benefits.................................................................................36
     9.03. Seller's Retirement and Savings Plans.................................................................36
     9.04. No Transfer of Assets.................................................................................37
10. Confidentiality..............................................................................................37
     10.01.Restricted Use of Confidential Information............................................................37
     10.02.Exceptions............................................................................................37
     10.03.Trade Secrets.........................................................................................37
     10.04.Legal Proceedings.....................................................................................38
     10.05.Return or Destruction of Confidential Information.....................................................38
     10.06.Attorney-Client Privilege.............................................................................38
11. Additional Covenants.........................................................................................38
     11.01.Payment of All Taxes Resulting From Sale of Assets by Seller..........................................38
     11.02.Payment of Other Retained Liabilities.................................................................39
     11.03.Removing Excluded Assets..............................................................................39
     11.04.Reports and Returns...................................................................................39
     11.05.Assistance in Proceedings.............................................................................39
     11.06.Customer and Other Business Relationships.............................................................39
     11.07.Retention of and Access To Records....................................................................39
     11.08.Restrictions on Seller Dissolutions or Distributions..................................................40
     11.09.Organization of Sub...................................................................................40
     11.10.Financial Covenants Relating to Sub...................................................................40
     11.11.Further Assurances....................................................................................40
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                                       ii
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
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12. Indemnification; Remedies....................................................................................40
     12.01.Survival..............................................................................................40
     12.02.Indemnification and Reimbursement by Seller...........................................................41
     12.03.Indemnification and Reimbursement by Seller-Environmental Matters.....................................41
     12.04.Indemnification and Reimbursement by Buyers...........................................................42
     12.05.Right of Setoff.......................................................................................42
     12.06.Third-Party Claims....................................................................................43
     12.07.Other Claims..........................................................................................44
     12.08.Indemnification in Case of Strict Liability or Indemnitee Negligence..................................44
13. Termination..................................................................................................44
     13.01.Termination Events....................................................................................44
     13.02.Effect of Termination.................................................................................45
14. General Provisions...........................................................................................45
     14.01.Expenses..............................................................................................45
     14.02.Public Announcements..................................................................................45
     14.03.Notices...............................................................................................45
     14.04.Governing Law; Jurisdiction and Venue.................................................................46
     14.05.Enforcement of Agreement..............................................................................46
     14.06.Waiver; Remedies Cumulative...........................................................................46
     14.07.Entire Agreement and Modification.....................................................................47
     14.08.Assignments, Successors and No Third-Party Rights.....................................................47
     14.09.Severability..........................................................................................47
     14.10.Time of Essence.......................................................................................47
     14.11.Counterparts..........................................................................................47
Signatures.......................................................................................................48

                TABLE OF DEFINED TERMS

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                                                 ----
Accounts Receivable.................................1
Acquired Databases.................................28
Acquired Software..................................28
Acquired Trade Secrets.............................28
Acquired Web Sites.................................28
Active Employees....................................1
Agreement...........................................1
Agreement Date......................................1
Assets..............................................8
Assignment and Assumption Agreement................13
Assumed Liabilities................................10
Average Price......................................11
Balance Sheet......................................19
Best Efforts........................................1
Bill of Sale.......................................13
Breach..............................................1
Bulk Sales Laws....................................35
Business Day........................................1
Buyer Indemnified Persons..........................41
Buyers..............................................1
Buyers Contact.....................................37
Buyers Group.......................................33
Buyers' Closing Documents..........................32
Cleanup.............................................3
Closing............................................12
Closing Date.......................................12
Code................................................1
Competing Business.................................31
Confidential Information............................1
Consent.............................................2
Contemplated Transactions...........................2
Contract............................................2
control.............................................6
Copyrights..........................................4
CTI.................................................1
CTI Shares..........................................1
Damages............................................41
Database............................................2
Disclosing Party....................................2
Documentation.......................................2
Domain Name.........................................2
Earnout Payments...................................12
Effective Time.....................................12
Employee Plan.......................................2
Employment Agreement...............................13
Encumbrance.........................................2


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                                      iii
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Environment.........................................3
Environmental Law...................................3
Environmental, Health and Safety Liabilities........3
ERISA...............................................3
ERISA Affiliate.....................................3
Exchange Act........................................3
Excluded Assets.....................................9
Facilities..........................................3
Family..............................................6
First Earnout Payment..............................12
First Earnout Start Date...........................12
GAAP................................................3
Governing Documents.................................3
Governmental Authority..............................4
Governmental Authorization..........................4
Ground Lease........................................4
Hazardous Activity..................................4
Hazardous Material..................................4
Hired Active Employees.............................36
HSR Act.............................................4
Improvements........................................5
Indemnified Person.................................43
Indemnifying Person................................43
Intellectual Property...............................4
Intellectual Property Assets.......................29
Intellectual Property Audit........................14
Interim Balance Sheet..............................19
Inventories.........................................4
IRS.................................................4
Knowledge...........................................4
Land................................................5
Law.................................................5
Lease...............................................5
Liability...........................................5
Licenses...........................................30
Marks...............................................4
Mask Works..........................................4
Material Consents..................................15
Material Interest...................................6
Nonmaterial Consents...............................17
Non-Real Estate Encumbrances.......................19
Object Code.........................................5
Occupational Safety and Health Law..................5
Operating Agreement................................40
Order...............................................5
Ordinary Course of Business.........................5
Owner...............................................6
Patents.............................................4
Permitted Encumbrances.............................19
Permitted Non-Real Estate Encumbrances.............19
Permitted Real Estate Encumbrances.................20
Person..............................................5
Proceeding..........................................5
Programming Code....................................5
Purchase Price.....................................11
Real Estate Encumbrances...........................19
Real Property.......................................5
Receiving Party.....................................2
Record..............................................5
Related Person......................................6
Release.............................................6
Remedial Action.....................................6
Representative......................................6
Restricted Material Contracts......................16
Restricted Nonmaterial Contracts...................17
Retained Liabilities...............................10
RSC................................................10
SEC.................................................6
Second Earnout Payment.............................12
Second Earnout Start Date..........................12
Securities Act......................................6
Seller..............................................1
Seller Contact.....................................37
Seller Contract.....................................6
Seller's Closing Documents.........................18
Services Agreement.................................13
Shareholder.........................................6
Software Program....................................6
Source Code.........................................5
Space Lease.........................................6
Sub.................................................1
Subsidiary..........................................6
Tangible Personal Property..........................7
Tax.................................................7
Tax Return..........................................7
Third Party.........................................7
Third Party Software Programs......................28
Threat of Release...................................7
Trade Secrets.......................................7
Transaction Documents...............................7
Web Site............................................7
Web Site Documents.................................29


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                                       iv
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                               INDEX OF SCHEDULES

Schedule 2.01(c)
Schedule 2.01(k)
Schedule 2.02(c)
Schedule 2.02(i)
Schedule 2.03(d)
Schedule 5.01
Schedule 5.02
Schedule 5.03
Schedule 5.06
Schedule 5.07
Schedule 5.08
Schedule 5.09
Schedule 5.15
Schedule 5.16
Schedule 5.17
Schedule 5.18
Schedule 5.19
Schedule 5.20
Schedule 5.21
Schedule 5.23(a)
Schedule 5.23(b)
Schedule 5.23(c)
Schedule 5.23(d)
Schedule 5.23(e)
Schedule 5.23(f)
Schedule 5.23(g)
Schedule 5.23(h)
Schedule 5.23(j)
Schedule 5.23(k)
Schedule 5.23(l)
Schedule 5.23(m)
Schedule 5.23(q)
Schedule 5.24
Schedule 5.25

                                INDEX OF EXHIBITS

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
Exhibit A.....................................................................................Other Excluded Assets
Exhibit B..............................................................................Allocation of Purchase Price
Exhibit C.........................................................................................Material Consents
Exhibit D..................................................................................Required Buyers Consents
Exhibit E......................................................................................Form of Bill of Sale
Exhibit F...............................................................Form of Assignment and Assumption Agreement
Exhibit G.........................................Form of Assignment for Marks, Patents, Copyrights, and Mask Works
Exhibit H..............................................................................Form of Employment Agreement
Exhibit I................................................................................Form of Services Agreement
Exhibit J.............................................Form of Operating Agreement of CTI Concorde Microsystems, LLC


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                                       v

                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement (this "Agreement") is made and entered into as of June 17, 2004 (the "Agreement Date"), by and among CTI MOLECULAR IMAGING, INC., a Delaware corporation ("CTI"); CTI CONCORDE MICROSYSTEMS, LLC, a Tennessee limited liability company ("Sub" and, with CTI, "Buyers"); and CONCORDE MICROSYSTEMS, INC., a Tennessee corporation ("Seller").

                                    RECITALS

      A. Seller desires to sell, and Buyers desires to purchase, the Assets of Seller for the consideration and on the terms set forth in this Agreement.

      B. CTI has agreed to issue to Seller a number of shares of CTI's common stock, par value $0.01 (the "CTI Shares" ), on the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

      THEREFORE, in consideration of the mutual benefits to be derived therefrom and of the respective mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

                       1. Definitions and Interpretation

1.01. Definitions

      For the purposes of this Agreement, the following terms have the following meanings:

      (a) "Accounts Receivable" means (i) all trade accounts receivable and other rights to payment from customers of Seller and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of Seller, (ii) all other accounts or notes receivable of Seller and the full benefit of all security for such accounts or notes, and (iii) any claim, remedy or other right related to any of the foregoing.

      (b) "Active Employees" means all employees employed on the Closing Date by Seller for its business who are (i) bargaining unit employees currently covered by a collective bargaining agreement or (ii) employed exclusively in Seller's business as currently conducted, including employees on temporary leave of absence, including family medical leave, military leave, temporary disability or sick leave, but excluding employees on long-term disability leave.

      (c) "Best Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible: provided, however, that a Person required to use Best Efforts under this Agreement will not be required thereby to take actions that would result in a material adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions or to dispose of or make any change to its business, expend any material funds or incur any other material burden.

      (d) "Breach" means any material breach of or material inaccuracy in any representation or warranty or any material breach of or material failure to perform or comply with any covenant or obligation in or of this Agreement or any other Contract, or any event which with the passing of time or the giving of notice or both would constitute such a material breach, material inaccuracy, or material failure.

      (e) "Business Day" means any day other than (i) Saturday or Sunday or (ii) any other day on which banks in Knoxville, Tennessee are permitted or required to be closed.

      (f) "Code" means the Internal Revenue Code of 1986.

      (g) "Confidential Information" means any and all of the following information of Seller or Buyers that has been or may hereafter be disclosed in any form, whether in writing, orally, electronically or otherwise, or otherwise made available by observation, inspection or otherwise by either party (Buyers on the one hand or Seller on the


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other hand) or its Representatives (collectively, a "Disclosing Party") to the other party or its Representatives (collectively, a "Receiving Party"):

            (i) all information that is a trade secret under applicable trade secret or other law;

            (ii) all information concerning product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer hardware, Software Programs, and Software Program and Database technologies, systems, structures and architectures;

            (iii) all information concerning the business and affairs of the Disclosing Party, including historical and current financial statements, financial projections and budgets, tax returns and accountants' materials, historical, current and projected sales, capital spending budgets and plans, business plans, strategic plans, marketing and advertising plans, publications, client and customer lists and files, contracts, the names and backgrounds of key personnel, and personnel training techniques and materials, however documented, and all information obtained from review of the Disclosing Party's documents or property or discussions with the Disclosing Party regardless of the form of the communication; and

            (iv) all notes, analyses, compilations, studies, summaries and other material prepared by the Receiving Party to the extent containing or based, in whole or in part, upon any information included in the foregoing.

      (h) "Consent" means any approval, consent, ratification, waiver, or other authorization.

      (i) "Contemplated Transactions" means all of the transactions contemplated by this Agreement and the other Transaction Documents.

      (j) "Contract" means any agreement, contract, Lease, consensual obligation, promise, or undertaking (whether written or oral and whether express or implied), whether or not legally binding.

      (k) "Database" means any database of information and any and all data included therein, whether maintained in machine-readable form or otherwise, including the related Programming Code and Documentation.

      (l) "Documentation" means, with respect to a Software Program, Database or Web Site: (i) the Source Code (with comments), as well as any pertinent commentary or explanation prepared to render such materials understandable and usable by a trained computer programmer; (ii) any programs (including compilers), "workbenches", tools, and higher-level (or "proprietary") language necessary for the development, maintenance, and implementation of the Software Program, Database, or Web Site; and (iii) any and all prepared and deliverable manuals relating to the Software Program, Database, or Web Site, including all notes, flow charts, and programmer's or user's manuals.

      (m) "Domain Name" means the Internet address or Uniform Resource Locator for a particular Web Site.

      (n) "Employee Plan" means any "plan", within the meaning of Section 3(3) of ERISA, of which the Seller or any ERISA Affiliate of the Seller is or was a "plan sponsor", within the meaning of Section 3(16)(B) of ERISA; or to which the Seller or any ERISA Affiliate of the Seller otherwise contributes or has contributed; or in which the Seller or any ERISA Affiliate of the Seller otherwise participates or has participated.

      (o) "Encumbrance" means any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.


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      (p) "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

      (q) "Environmental, Health and Safety Liabilities" means any cost, damages, expense, liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to (i) any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health and regulation of any chemical substance or product); (ii) any fine, penalty, judgment, award, settlement, legal or administrative proceeding, damages, loss, claim, demand or response, remedial or inspection cost or expense arising under any Environmental Law or Occupational Safety and Health Law; (iii) financial responsibility under any Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any cleanup, removal, containment or other remediation or response actions ("Cleanup") required by any Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Authority or any other Person) and for any natural resource damages; or (iv) any other compliance, corrective or remedial measure required under any Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial" and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA").

      (r) "Environmental Law" means any Law that requires or relates to (i) advising appropriate authorities, employees or the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment; (ii) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment; (iii) reducing the quantities, preventing the Release or minimizing the hazardous characteristics of wastes that are generated; (iv) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of; (v) protecting resources, species or ecological amenities; (vi) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances; (vii) cleaning up pollutants that have been Released, preventing the Threat of Release or paying the costs of such clean up or prevention; or (viii) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

      (s) "ERISA" means the Employee Retirement Income Security Act of 1974.

      (t) "ERISA Affiliate" means any entity that, together with the Seller, is treated as a single employer within the meaning of Sections 414(b), (c), (m), or
(o) of the Code or Section 4001(b) of ERISA.

      (u) "Exchange Act" means the Securities Exchange Act of 1934.

      (v) "Facilities" means any Real Property currently owned or operated by Seller, including Improvements located on any Land and the Tangible Personal Property used or operated by Seller at the respective locations of the Real Property specified in Section 5.07(a). Notwithstanding the foregoing, for purposes of the definitions of Hazardous Activity and Remedial Action and Sections 5.20 and 12.03, "Facilities" shall mean any real property, leasehold or other interest in real property currently or formerly owned or operated by Seller, including the Tangible Personal Property used or operated by Seller at the respective locations of the Real Property specified in Section 5.07(a).

      (w) "GAAP" means generally accepted accounting principles in the United States, applied on a consistent basis.

      (x) "Governing Documents" means, with respect to any particular entity,
(i) if a corporation, its articles or certificate of incorporation and its bylaws; (ii) if a general partnership, its partnership agreement and any statement of partnership; (iii) if a limited partnership, its limited partnership agreement and its certificate of limited partnership; (iv) if a limited liability company, its articles of organization and its operating agreement; (v) if another type of Person, any other charter or similar document adopted or filed in connection with its creation, formation or


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organization; (vi) all equityholders' agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equityholders of any Person; and (vii) any amendment or supplement to any of the foregoing.

      (y) "Governmental Authority" means any (i) nation, state, county, city, town, borough, village, district or other jurisdiction; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers); (iv) multinational organization or body; (v) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or (vi) official of any of the foregoing.

      (z) "Governmental Authorization" means any Consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law.

      (aa) "Ground Lease" means any long-term lease of Land in which most of the rights and benefits comprising ownership of the Land and the Improvements thereon or to be constructed thereon, if any, are transferred to the tenant for the term thereof.

      (bb) "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Material in, on, under, about or from any of the Facilities or any part thereof into the Environment and any other act, business, operation or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm, to persons or property on or off the Facilities.

      (cc) "Hazardous Material" means any substance, material or waste which is regulated as of the Effective Time by any Governmental Authority, including any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, and including petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde and polychlorinated biphenyls.

      (dd) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act.

      (ee) "Intellectual Property" means all (i) trademarks, service marks, trade dress, logos, trade names, and corporate names, together with translations, adaptations, derivations, and combinations thereof and including goodwill associated therewith, and applications, registrations, and renewals in connection therewith (collectively, "Marks"); (ii) patents, patent applications, and patent disclosures, together with reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, and inventions (whether patentable or unpatentable and whether or not reduced to practice) and improvements thereto (collectively, "Patents"); (iii) copyrightable works, copyrights, and applications, registrations, and renewals in connection therewith (collectively, "Copyrights"); (iv) mask works and applications, registrations, and renewals in connection therewith (collectively, "Mask Works"); (v) Software Programs, Databases, and Web Sites; (vi) Trade Secrets; (vii) other proprietary rights of any kind or nature; (viii) moral rights with respect to any of the foregoing; and (ix) copies and tangible embodiments of any of the foregoing in any form or medium.

      (ff) "Inventories" means all inventories of Seller, wherever located, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used or consumed by Seller in the production of finished goods.

      (gg) "IRS" means the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

      (hh) "Knowledge" of a particular fact or matter means (i) with respect to an individual, that the individual is actually aware of the fact or matter; or a prudent individual should have discovered or otherwise have become aware of the fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representation or warranty contained in this Agreement; or (ii) with respect to a


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                                       4

Person other than an individual, that any individual who is serving, or who has at any time served, as a director, officer, partner, executor or trustee of the Person (or in any similar capacity) has, or at any time had, Knowledge of the fact or other matter (as set forth in clauses (A) and (B) above).

      (ii) "Law" means any local, county, state, federal, foreign or other law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

      (jj) "Lease" means any Ground Lease, any Space Lease, any lease or rental agreement, license, right to use or installment, conditional sale agreement, or other Contract to which Seller is a party pertaining to the leasing or use of any Tangible Personal Property.

      (kk) "Liability" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

      (ll) "Occupational Safety and Health Law" means any Law designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including the Occupational Safety and Health Act, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

      (mm) "Order" means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Authority or arbitrator.

      (nn) "Ordinary Course of Business" means an action taken by a Person if that action (i) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; and (ii) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature.

      (oo) "Person" means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Authority.

      (pp) "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

      (qq) "Programming Code" means computer programming code, including (i) the machine-readable form thereof ("Object Code"), (ii) the human-readable form thereof and related system documentation, including all comments and any procedural code ("Source Code"), and (iii) any modifications, revisions, or additions to either Object Code or Source Code, including all new releases, that improve functions, add new functions, improve performance, correct errors, support new releases of operating systems with which computer programming code is designed to operate, support new input/output devices, or provide any other incidental corrections or updates.

      (rr) "Real Property" means (i) all parcels and tracts of land in which Seller has an ownership interest or right of occupancy, including all privileges, rights, easements, hereditaments and appurtenances belonging to or for the benefit thereof and all rights existing in and to any streets, alleys, passages and other rights-of-way included thereon or adjacent thereto (before or after vacation thereof) and vaults beneath any such streets ("Land"), and (ii) all buildings, structures, fixtures and improvements located on Land or included in the Assets, including those under construction ("Improvements"), including in either case Land or Improvements occupied pursuant to any Ground Lease or Space Lease.


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                                       5

      (ss) "Record" means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

      (tt) "Related Person" means (i) with respect to a particular individual,
(A) each other member of such individual's Family, (B) any Person that is directly or indirectly controlled by any one or more members of such individual's Family, (C) any Person in which members of such individual's Family hold (individually or in the aggregate) a Material Interest, and (D) any Person with respect to which one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity); or
(ii) with respect to a specified Person other than an individual, (A) any Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person, (B) any Person that holds a Material Interest in such specified Person, (C) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity), (D) any Person in which such specified Person holds a Material Interest, and (E) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity). For purposes of this definition, (I) "control" (including "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act; (II) the "Family" of an individual includes (1) the individual, (2) the individual's spouse, (3) any other natural person who is related to the individual or the individual's spouse within the second degree, and (4) any other natural person who resides with such individual; and (III) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

      (uu) "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the Environment or into or out of any property.

      (vv) "Remedial Action" means all actions, including any capital expenditures, required or voluntarily undertaken (i) to clean up, remove, treat or in any other way address any Hazardous Material or other substance; (ii) to prevent the Release or Threat of Release or to minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the Environment; (iii) to perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) to bring all Facilities and the operations conducted thereon into compliance with Environmental Laws and environmental Governmental Authorizations.

      (ww) "Representative" means, with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

      (xx) "SEC" means the United States Securities and Exchange Commission.

      (yy) "Securities Act" means the Securities Act of 1933.

      (zz) "Seller Contract" means any Contract (i) under which Seller has or may acquire any rights or benefits; (ii) under which Seller has or may become subject to any obligation or liability; or (iii) by which Seller or any of the assets owned or used by Seller is or may become bound, including the Licenses identified on Schedule 5.23(q).

      (aaa) "Shareholder" means any Person who holds capital stock or other voting securities of Seller on the Agreement Date.

      (bbb) "Software Program" means any computer software program, including the related Programming Code and Documentation.

      (ccc) "Space Lease" means any lease or rental agreement pertaining to the occupancy of any Improvements on any Land.


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                                       6

      (ddd) "Subsidiary" means with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

      (eee) "Tangible Personal Property" means all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property (other than Inventories) of every kind owned or leased by Seller (wherever located and whether or not carried on Seller's books), together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto.

      (fff) "Tax" means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Authority or payable under any tax-sharing agreement or any other Contract.

      (ggg) "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.

      (hhh) "Third Party" means a Person that is not a party to this Agreement.

      (iii) "Threat of Release" means a reasonable likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

      (jjj) "Trade Secrets" means any information, including technical or non-technical data, any formula, pattern, compilation, program, device or subassembly thereof, method, technique, lab notebook, manufacturing print, drawing, assembly diagram, or process, financial data, or any list of actual or potential customers or suppliers, etc., where: (i) the independent economic value of the information, actual or potential, is derived from the information not being generally known to, and not being easily ascertainable by proper means, by other Persons who can obtain economic value from its disclosure or use, and (ii) the information is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality.

      (kkk) "Transaction Documents" means this Agreement, the Schedules hereto, the Bill of Sale, the Assignment and Assumption Agreement, the Employment Agreement, the certificates delivered by the parties pursuant to Section 4.02, and each and every other agreement, certificate, contract, document, or instrument executed or delivered by the parties in connection with the Contemplated Transactions.

      (lll) "Web Site" means a home or locations on the World Wide Web and all of the Web pages and text, audio, video and other dynamic and/or static materials associated with such home or location, including Hypertext Markup Language, Java, JavaScript, Flash, Structured Query Language, graphics, "look and feel," related Programming Code and Documentation, and all Domain Names related thereto.

      Terms defined in other provisions of this Agreement have the meanings given in those provisions.

1.02. Rules of Interpretation

      (a) Each term defined in the singular form in Section 1.01 or elsewhere in this Agreement means the plural thereof whenever the plural form is used, and each term defined in the plural form means the singular thereof whenever the singular form is used. The use of a pronoun of any gender is applicable to all genders.


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                                       7

      (b) Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in any other certificate, report or document made or delivered pursuant hereto.

      (c) The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

      (d) A reference to any agreement, document or instrument refers to the agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and as permitted herein.

      (e) Except as otherwise specified, a reference to any applicable law refers to the law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time prior to the Effective Time, and to any rules and regulations promulgated thereunder; and a reference to any section or other provision of any applicable law refers to that provision of the law from time to time in effect prior to the Effective Time and constituting the substantive amendment, modification, codification, replacement or reenactment of the referenced section or other provision as of the Effective Time.

      (f) The words "including" and "include" mean including without limiting the generality of any description preceding such term, the phrase "may not" is prohibitive and not permissive, and the word "or" is not exclusive.

      (g) All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

      (h) Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from but excluding" and the words "to" and "until" each means "to and including."

1.03. Headings

      The headings preceding the text of the sections of this Agreement and the exhibits hereto are for convenience only and shall not be deemed part of this Agreement.

1.04. Construction

      The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

1.05. Schedules

      (a) The information in the Schedules prepared by Seller (the "Seller's Schedules") constitute (i) exceptions to particular representations, warranties, covenants and obligations of Seller as set forth in this Agreement or (ii) descriptions or lists of assets and liabilities and other items referred to in this Agreement. If there is any inconsistency between the statements in this Agreement and those in the Seller's Schedules, other than an exception expressly set forth as such in a Seller's Schedule with respect to a specifically identified representation or warranty, the statements in this Agreement will control.

      (b) The statements in the Seller's Schedules, and those in any supplement thereto, relate only to the provisions in the Section of this Agreement to which they expressly relate and not to any other provision in this Agreement.

                  2. Sale and Transfer of Assets; Liabilities

2.01. Assets To Be Sold

      On the terms and subject to the conditions of this Agreement, on the Closing Date and effective as of the Effective Time, Seller shall sell, convey, assign, transfer and deliver to Buyers, and Buyers shall purchase, acquire, and accept delivery of all of Seller's right, title and interest in and to all of Seller's property and assets, real, personal


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                                       8
or mixed, tangible and intangible, of every kind and description, wherever located, other than the Excluded Assets (collectively, the "Assets"), including:

      (a) all cash, cash equivalents, short-term investments, and marketable securities of Seller, wherever located;

      (b) all Real Property, including the Real Property described on Schedule 5.07;

      (c) all Tangible Personal Property, including those items described on
Schedule 2.01(c);

      (d) all Inventories;

      (e) all Accounts Receivable;

      (f) all the Seller Contracts, including those listed on Schedules 5.18 and 5.23(q), and all outstanding offers or solicitations made by or to Seller to enter into any Contract;

      (g) all Governmental Authorizations and all pending applications therefor or renewals thereof, in each case to the extent transferable to Buyers, including those listed on Schedule 5.15;

      (h) all original data and Records related to the operations of Seller, including client and customer lists and Records, referral sources, research and development reports and Records, production reports and Records, service and warranty Records, equipment logs, operating guides and manuals, financial and accounting Records, creative materials, advertising materials, promotional materials, studies, reports, correspondence and other similar documents and Records and, subject to Laws, copies of all personnel Records and other Records described in Section 2.02(e); provided, that Seller may retain copies of such data and Records in accordance with Section 11.07 of this Agreement;

      (i) all of the intangible rights and property of Seller, including Intellectual Property assets, going concern value, goodwill, telephone, telecopy and e-mail addresses and listings and those items listed on Schedules 5.23(a), 5.23(b), 5.23(c), 5.23(d), 5.23(e), 5.23(f), and 5.23(q);

      (j) all insurance benefits, including rights and proceeds, arising from or relating to the Assets or the Assumed Liabilities prior to the Effective Time, unless expended in accordance with this Agreement;

      (k) all claims of Seller against third parties relating to the Assets, whether choate or inchoate, known or unknown, contingent or noncontingent, including all such claims listed on Schedule 2.01(k); and

      (l) all rights of Seller relating to deposits and prepaid expenses, claims for refunds and rights to offset in respect thereof that are not listed on
Schedule 2.02(c) and that are not excluded under Section 2.02(f).

      The Assets shall be sold, assigned, transferred, conveyed, and delivered to Buyers free and clear of any Encumbrances other than Permitted Encumbrances.

2.02. Excluded Assets

      Notwithstanding anything to the contrary contained in Section 2.01 or elsewhere in this Agreement, the following assets of Seller (collectively, the "Excluded Assets") are not part of the sale and purchase contemplated hereunder, are excluded from the Assets and shall remain the property of Seller after the
Closing:

      (a) all minute books, stock Records and corporate seals;

      (b) the shares of capital stock of Seller held in treasury;


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                                       9

      (c) those rights relating to deposits and prepaid expenses and claims for refunds and rights to offset in respect thereof listed on Schedule 2.02(c);

      (d) all insurance policies and rights thereunder, except to the extent specified in Sections 2.01(j) and 2.01(k);

      (e) all personnel Records and other Records that Seller is required by law to retain in its possession;

      (f) all claims for refund of Taxes and other governmental charges of whatever nature;

      (g) all rights in connection with and assets of the Employee Plans;

      (h) all rights of Seller under this Agreement or any other Transaction Documents to which Seller is a party;

      (i) all of the Seller Contracts with Radio Systems Corporation, a Tennessee corporation ("RSC"), and all assets used by Seller exclusively for fulfilling its obligations under such Seller Contracts, including those set forth on Schedule 2.02(i), and all shares of RSC stock or other securities issued by RSC; and

      (j) the property and assets expressly designated in Exhibit A.

2.03. Assumed Liabilities

      On the Closing Date and effective as of the Effective Time, Buyers shall assume and agree to discharge all Liabilities of Seller other than the Retained Liabilities (collectively, the "Assumed Liabilities"), including:

      (a) any trade account payable reflected on the Interim Balance Sheet (other than a trade account payable to any Shareholder or a Related Person of Seller or any Shareholder other than in the Ordinary Course of Business) that remains unpaid at the Effective Time;

      (b) any trade account payable (other than a trade account payable to any Shareholder or a Related Person of Seller or any Shareholder other than in the Ordinary Course of Business) incurred by Seller in the Ordinary Course of Business between the date of the Interim Balance Sheet and the Effective Time that remains unpaid at the Effective Time;

      (c) any Liability to Seller's customers incurred by Seller in the Ordinary Course of Business for orders outstanding as of the Effective Time;

      (d) any Liability to Seller's customers under written warranty agreements in the forms disclosed on Schedule 2.03(d) given by Seller to its customers in the Ordinary Course of Business prior to the Effective Time;

      (e) any Liability under the Seller Contracts described in Section 2.01(f); and

      (f) any Liability of Seller arising under any Seller Contract included in the Assets that is entered into by Seller after the Agreement Date in accordance with the provisions of this Agreement.

2.04. Retained Liabilities

      Notwithstanding anything to the contrary contained in Section 2.03 or elsewhere in this Agreement, Seller shall maintain sole responsibility of, and solely shall retain, pay, perform, and discharge, the following Liabilities of Seller (collectively, the "Retained Liabilities"):

      (a) any Liability for Taxes, including (i) any Taxes arising as a result of Seller's operation of its business or ownership of the Assets prior to the Effective Time, (ii) any Taxes that will arise as a result of the sale of the Assets pursuant to this Agreement, (iii) any employment Taxes paid or to be paid by Seller for any reason whatsoever, and (iv) any deferred Taxes of any nature;


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                                       10

      (b) any Liability under any Contract not assumed by Buyers under Section 2.03, including any Liability arising out of or relating to Seller's credit facilities or any security interest related thereto;

      (c) any Liability relating to the Seller Contracts and assets described in
Section 2.02(i);

      (d) any Environmental, Health and Safety Liabilities arising out of or relating to the operation of Seller's business or Seller's leasing, ownership or operation of Real Property prior to the Effective Time;

      (e) any Liability under the Employee Plans or relating to payroll, vacation, sick leave, workers' compensation, unemployment benefits, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits or any other employee plans or benefits of any kind for Seller's employees or former employees or both, including any Liability with respect to the payment of bonuses for any reason;

      (f) any Liability under any employment, severance, retention or termination agreement with any employee of Seller or any of its Related Persons;

      (g) any Liability arising out of or relating to any employee grievance whether or not the affected employees are hired by Buyers;

      (h) any Liability of Seller to any Shareholder or Related Person of Seller, other than Liabilities incurred in the Ordinary Course of Business;

      (i) any Liability to indemnify, reimburse or advance amounts to any officer, director, employee or agent of Seller, other than Liabilities incurred in the Ordinary Course of Business;

      (j) any Liability to distribute to any of Seller's shareholders or otherwise apply all or any part of the consideration received hereunder;

      (k) any Liability arising out of any Proceeding pending as of the Effective Time;

      (l) any Liability arising out of any Proceeding commenced after the Effective Time and arising out of or relating to any occurrence or event happening prior to the Effective Time;

      (m) any Liability arising out of or resulting from Seller's compliance or noncompliance with any Law or Order of any Governmental Authority;

      (n) any Liability of Seller under this Agreement or any other document executed in connection with the Contemplated Transactions, including any Liability of Seller for Transaction Costs as provided in Section 14.01 and any Liability of Seller for any bonuses, commissions, or incentive payments paid or payable to any Person by reason of the consummation of the Contemplated Transactions, including the Seller Acquisition Fee described in Section 5.26; and

      (o) any Liability of Seller based upon Seller's acts or omissions occurring after the Effective Time.

                                3. Consideration

3.01. Total Consideration

      The consideration for the Assets shall be the Purchase Price paid in accordance with Section 3.01, the Earnout Payments payable in accordance with
Section 3.03, if any, and the assumption of the Assumed Liabilities at the Closing, in accordance with Section 4.02(b), by the execution and delivery of the Assignment and Assumption Agreement.


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                                       11

3.02. Purchase Price

      The initial purchase price for the Assets (the "Purchase Price") will be Forty-One Million and No/100 Dollars ($41,000,000.00). In accordance with
Section 4.02(b), at the Closing Buyers shall deliver the Purchase Price to Seller as follows:

      (a) Twenty Million, Five Hundred Thousand and No/100 Dollars ($20,500,000.00), by wire transfer; and

      (b) Twenty Million, Five Hundred Thousand and No/100 Dollars ($20,500,000.00), by the issuance of a number of CTI Shares determined by dividing such amount by the average closing price of a CTI Share on the Nasdaq National Market for the 10 trading days immediately preceding (but not including) the Agreement Date (the "Average Price") and the delivery of such CTI Shares to Seller at the Closing

3.03. Earnout Payments

      (a) In addition to the Purchase Price, Buyers shall make the following payments to Seller as an additional consideration for the purchase of the Assets (the "Earnout Payments"):

            (i) A sum (the "First Earnout Payment") equal to the amount by which
(A) the gross profit of Sub (calculated in accordance with GAAP, but excluding any adjustments thereto required by purchase price accounting during any CTI fiscal year) during the period of twelve months commencing on the First Earnout Start Date and ending on the calendar day before the Second Earnout Start Date, multiplied by 5.25, exceeds (B) Forty-One Million and No/100 Dollars ($41,000,000.00), which shall be paid by wire transfer of immediately available US funds not later than December 31, 2005; and

            (ii) A sum (the "Second Earnout Payment") equal to the amount by which (A) the gross profit of Sub (calculated in accordance with GAAP, but excluding any adjustments thereto required by purchase price accounting during any CTI fiscal year) during the period of twelve months commencing on the Second Earnout Start Date and ending on the calendar day before the first anniversary of the Second Earnout Start Date, multiplied by 5.25, exceeds (B) the sum of (I) Forty-One Million and No/100 Dollars ($41,000,000.00) and (II) the First Earnout Payment, which shall be paid by wire transfer of immediately available US funds not later than December 31, 2006.

      (b) As used in Section 3.03(a):

            (i) The term "First Earnout Start Date" means (A) October 1, 2004, if the Closing Date is on or before June 30, 2003; or (B) the first day of the third calendar month following the month in which the Closing occurs, if (I) the Closing Date is after June 30, 2004 and (II) on or prior to June 30, 2004, all of the conditions set forth in Sections 4.03(a), 4.03(b), 4.03(e), 4.03(f), 4.03(g), 4.03(i), 4.03(j), 4.03(k), 4.03(l), 4.03(m), 4.03(n), and 4.03(p) have been satisfied (or, where applicable, Seller has tendered performance subject to Closing in satisfaction of such conditions).

            (ii) The term "Second Earnout Start Date" means the first anniversary of the First Earnout Start Date, regardless of the Closing Date.

      (c) Notwithstanding the provisions of Section 3.03(a), under no circumstances shall the sum of the Purchase Price and the Earnout Payments exceed Sixty Million and No/100 Dollars ($60,000,000.00). The Second Earnout Payment and, if necessary, the First Earnout Payment shall be reduced by any amount by which the sum of the Purchase Price and the Earnout Payments that would be payable to Seller if not for this Section 3.03(c) would exceed Sixty Million and No/100 Dollars ($60,000,000.00).

3.04. Allocation

      The Purchase Price and the Earnout Payments shall be allocated in accordance with Exhibit B to this Agreement. After the Closing, the parties shall make consistent use of the allocation, fair market value and useful lives specified in Exhibit B for all Tax purposes and in all filings, declarations and reports with the IRS in respect


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                                       12
thereof, including the reports required to be filed under Section 1060 of the Code. Buyers shall prepare and deliver IRS Form 8594 to Seller within 45 days after the Closing Date to be filed with the IRS. In any Proceeding related to the determination of any Tax, neither Buyers nor Seller shall contend or represent that such allocation is not a correct allocation.

                                   4. Closing

4.01. Closing Date; Effective Time

      The closing of the Contemplated Transactions (the "Closing") shall take place at the offices of CTI, 810 Innovation Drive, Knoxville, Tennessee 37932, commencing at 10:00 a.m. Eastern Time on the date which is the later of (a) June 30, 2004, or (b) the date that is five Business Days following the termination of any applicable waiting period under the HSR Act, or such other place and time as Buyers and Seller may agree (the "Closing Date"). The Closing shall be deemed to have been completed as of 5:00 p.m. Eastern Time on the Closing Date (the "Effective Time"). Subject to the provisions of Section 13 of this Agreement, failure to consummate the Contemplated Transactions on the date and time and at the place determined pursuant to this Section 4.01 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement. In such a situation, the Closing will occur as soon as practicable, subject to Section 13.

4.02. Closing Obligations

      In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

      (a) Seller shall deliver to Buyers, together with funds sufficient to pay all Taxes necessary for the transfer, filing or recording thereof:

            (i) a bill of sale for all of the Assets that are Tangible Personal Property in the form of Exhibit E (the "Bill of Sale"), duly executed by Seller;

            (ii) an assignment of all of the Assets that are intangible personal property in the form of Exhibit F, which assignment shall also contain Buyers' undertaking and assumption of the Assumed Liabilities (the "Assignment and Assumption Agreement"), duly executed by Seller;

            (iii) for each interest in Real Property identified on Schedule 5.07, evidence in form and substance satisfactory to CTI in its sole discretion that Sub has the right to occupy such Real Property from and after the Closing Date and the right to terminate such occupancy upon no more than 90 days' prior written notice, duly executed by Seller and any owner, manager, landlord, or lessor of the Real Property;

            (iv) assignments of all Intellectual Property Assets and separate assignments of all registered Marks, Patents, Copyrights, and Mask Works in the form of Exhibit G, duly executed by Seller;

            (v) such other deeds, bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as reasonably may be requested by Buyers, each in form and substance satisfactory to Buyers and its legal counsel, duly executed by Seller;

            (vi) an employment agreement in the form of Exhibit H (the "Employment Agreement"), duly executed by Robert E. Nutt;

            (vii) a Services Agreement between Seller and Sub providing for Sub to provide manufacturing and related services to Seller after the Closing Date in the form of Exhibit I (the "Services Agreement"), duly executed by Seller;

            (viii) a certificate executed by Seller as to the accuracy of its representations and warranties as of the Agreement Date and as of the Closing in accordance with Section 4.03(a) and as to its compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 4.03(f); and


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                                       13

            (ix) a certificate of the Secretary of Seller certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Seller, certifying and attaching all requisite resolutions or actions of Seller's board of directors and shareholders approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and the change of name contemplated by Section 7.09 and certifying to the incumbency and signatures of the officers of Seller executing this Agreement and any other document relating to the Contemplated Transactions and accompanied by the requisite documents for amending the relevant Governing Documents of Seller required to effect such change of name in form sufficient for filing with the appropriate Governmental Authority.

      (b) Buyers shall deliver to Seller:

            (i) Twenty Million, Five Hundred Thousand and No/100 Dollars ($20,500,000.00) by wire transfer to an account specified by Seller in a writing delivered to Buyers at least three Business Days prior to the Closing Date;

            (ii) Certificates representing CTI Shares to be delivered to Seller at Closing pursuant to Section 3.02(b);

            (iii) the Assignment and Assumption Agreement, duly executed by Sub;

            (iv) the Employment Agreement, duly executed by CTI;

            (v) the Services Agreement, duly executed by Sub;

            (vi) a certificate executed by CTI as to the accuracy of its representations and warranties as of the Agreement Date and as of the Closing in accordance with Section 4.04(a) and as to its compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 4.04(b);

            (vii) a certificate executed by Sub as to the accuracy of its representations and warranties as of the Agreement Date and as of the Closing in accordance with Section 4.04(a) and as to its compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 4.04(b);

            (viii) a certificate of the Secretary of CTI certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of CTI and certifying and attaching all requisite resolutions or actions of CTI's board of directors approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency and signatures of the officers of CTI executing this Agreement and any other document relating to the Contemplated Transactions; and

            (ix) a certificate of the Secretary of Sub certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Sub and certifying and attaching all requisite resolutions or actions of Sub's Board of Governors approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency and signatures of the officers of Sub executing this Agreement and any other document relating to the Contemplated Transactions.

4.03. Conditions Precedent to Buyers' Obligation to Close

      Buyers' obligation to purchase the Assets and to take the other actions required to be taken by Buyers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyers, in whole or in part):

      (a) CTI shall have received the result of an audit of Seller's intellectual property conducted by the law firm of Luedeka, Neely & Graham, P.C. (the "Intellectual Property Audit"), and the results of the Intellectual Property Audit shall have been reasonably satisfactory to CTI.


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                                       14

      (b) Seller shall have prepared and delivered to CTI the complete list and concise description of the Acquired Trade Secrets, which shall be attached to this Agreement as Schedule 5.23(h), and such list shall be satisfactory to CTI in CTI's sole discretion.

      (c) Seller shall have prepared and delivered to CTI the description of Seller's trade secret protection program required by Section 5.23(l), which shall be attached to this Agreement as Schedule 5.23(l).

      (d) CTI shall have completed such other due diligence investigations of Seller as CTI may deem necessary, desirable, or appropriate in its sole discretion, including approval of Seller's interim financial statements for the five months ended May 31, 2004, and the results of such due diligence investigations shall have been satisfactory to CTI in CTI's sole discretion; provided, that CTI shall complete all due diligence investigations pursuant to this Section 4.03(d) on or prior to June 15, 2004.

      (e) All of Seller's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the Agreement Date, and shall be accurate in all material respects as of the time of the Closing as if then made, without giving effect to any supplement to the Seller's Schedules.

      (f) Each of the representations and warranties in Sections 5.02(a) and 5.04, and each of the representations and warranties in this Agreement that contains an express materiality qualification, shall have been accurate in all respects as of the Agreement Date, and shall be accurate in all respects as of the time of the Closing as if then made, without giving effect to any supplement to the Seller's Schedules.

      (g) All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been duly performed and complied with in all material respects.

      (h) Seller and Buyers shall have completed negotiation and preparation of the Services Agreement, and the Services Agreement shall be reasonably satisfactory to both Seller and Buyers.

      (i) Each of the Consents identified in Exhibit C (the "Material Consents") shall have been obtained and shall be in full force and effect.

      (j) Seller shall have caused the documents and instruments required by
Section 4.02(a) and the following documents to be delivered (or tendered subject only to Closing) to Buyers:

            (i) The Charter and all amendments thereto of Seller, duly certified as of a recent date by the Secretary of State of Tennessee;

            (ii) Evidence satisfactory to Buyers and their legal counsel of the change of Seller's corporate name required by Section 7.09, effective upon or immediately after the Closing;

            (iii) If requested by Buyers, any Consents or other instruments that may be required to permit Sub's qualification in each jurisdiction in which Seller is licensed or qualified to do business as a foreign corporation under the name "Concorde" or "Concorde Microsystems" or any derivative thereof;

            (iv) Releases of all Encumbrances on the Assets, other than Permitted Encumbrances, including releases of each mortgage of record and reconveyances of each deed of trust with respect to each parcel of real property included in the Assets;

            (v) Certificates dated as of a date not earlier than the third business day prior to the Closing as to the good standing of Seller and payment of all applicable state Taxes by Seller, executed by the appropriate officials of the State of Tennessee and each jurisdiction in which Seller is licensed or qualified to do business as a foreign corporation as specified on Schedule 5.01; and


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                                       15

            (vi) Such other documents as Buyers reasonably may request for the purpose of:

                  (A) evidencing the accuracy of any of Seller's representations and warranties;

                  (B) evidencing the performance by Seller of, or the compliance by Seller with, any covenant or obligation required to be performed or complied with by Seller;

                  (C) evidencing the satisfaction of any condition referred to in this Section 4.03; or

                  (D) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

      (k) Since the Agreement Date, there shall not have been commenced or threatened against Buyers, or against any Related Person of Buyers, any Proceeding (i) involving any challenge to, or seeking Damages or other relief in connection with, any of the Contemplated Transactions or (ii) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with any of the Contemplated Transactions.

      (l) Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of or cause Buyers or any Related Person of Buyers to suffer any adverse consequence under (i) any applicable Law or Order or (ii) any Law or Order that has been published, introduced or otherwise proposed by or before any Governmental Authority.

      (m) Buyers shall have received such Governmental Authorizations as are necessary or desirable to allow Buyers to operate the Assets from and after the Closing.

      (n) Substantially all of the employees of Seller shall be available for hiring by Buyers, in its sole discretion, on and as of the Closing Date.

      (o) CTI shall have obtained, on terms and conditions satisfactory to it, all of the financing it needs in order to consummate the Contemplated Transactions and to fund the working capital requirements of Sub after the closing.

      (p) CTI shall have received a fairness opinion issued by a reputable investment banking firm satisfactory to CTI, and such opinion shall have been reasonably satisfactory to CTI.

      (q) This Agreement and the Contemplated Transactions shall have been approved by the Audit Committee of CTI's Board of Directors and by the independent members of CTI's Board of Directors.

4.04. Conditions Precedent to Seller's Obligation to Close

      Seller's obligation to sell the Assets and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller in whole or in part):

      (a) All of Buyers' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the Agreement Date and shall be accurate in all material respects as of the time of the Closing as if then made.

      (b) All of the covenants and obligations that Buyers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been performed and complied with in all material respects.

      (c) Seller and Buyers shall have completed negotiation and preparation of the Services Agreement, and the Services Agreement shall be reasonably satisfactory to both Seller and Buyers.


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                                       16

      (d) Each of the Consents identified in Exhibit D shall have been obtained and shall be in full force and effect.

      (e) Buyers shall have caused the documents and instruments required by
Section 4.02(b) to be delivered (or tendered subject only to Closing) to Seller.

      (f) There shall not be in effect any Law or any injunction or other Order that (i) prohibits the consummation of the Contemplated Transactions and (ii) has been adopted or issued, or has otherwise become effective, since the Agreement Date.

      (g) This Agreement and the Contemplated Transactions shall have been approved by Seller's Board of Directors and by the holders of a majority of Seller's outstanding voting securities.

4.05. Consents

      (a) If there are any Material Consents that have not yet been obtained (or otherwise are not in full force and effect) as of the Closing, in the case of each Seller Contract as to which such Material Consents were not obtained (or otherwise are not in full force and effect) (the "Restricted Material Contracts"), Buyers may waive the closing conditions as to any such Material Consent and either:

            (i) elect to have Seller continue its efforts to obtain the Material Consents; or

            (ii) elect to have Seller retain that Restricted Material Contract and all Liabilities arising therefrom or relating thereto.

      If Buyers elects to have Seller continue its efforts to obtain any Material Consents and the Closing occurs, then notwithstanding Sections 2.01 and
2.03 neither this Agreement nor the Assignment and Assumption Agreement nor any other document related to the consummation of the Contemplated Transactions shall constitute a sale, assignment, assumption, transfer, conveyance or delivery or an attempted sale, assignment, assumption, transfer, conveyance or delivery of the Restricted Material Contracts; and following the Closing, the parties shall use Best Efforts, and cooperate with each other, to obtain the Material Consent relating to each Restricted Material Contract as quickly as practicable. Pending the obtaining of such Material Consents relating to any Restricted Material Contract, the parties shall cooperate with each other in any reasonable and lawful arrangements designed to provide to Buyers the benefits of use of the Restricted Material Contract for its term (or any right or benefit arising thereunder, including the enforcement for the benefit of Buyers of any and all rights of Seller against a third party thereunder). Once a Material Consent for the sale, assignment, assumption, transfer, conveyance and delivery of a Restricted Material Contract is obtained, Seller promptly shall assign, transfer, convey and deliver such Restricted Material Contract to Buyers, and Buyers shall assume the obligations under such Restricted Material Contract assigned to Buyers from and after the date of assignment to Buyers pursuant to a special-purpose assignment and assumption agreement substantially similar in terms to those of the Assignment and Assumption Agreement (which special-purpose agreement the parties shall prepare, execute and deliver in good faith at the time of such transfer, all at no additional cost to Buyers).

      (b) If there are any Consents not listed on Exhibit C necessary for the assignment and transfer of any the Seller Contracts to Buyers (the "Nonmaterial Consents") which have not yet been obtained (or otherwise are not in full force and effect) as of the Closing, Buyers shall elect at the Closing, in the case of each of the Seller Contracts as to which such Nonmaterial Consents were not obtained (or otherwise are not in full force and effect) (the "Restricted Nonmaterial Contracts"), whether to:

            (i) accept the assignment of such Restricted Nonmaterial Contract, in which case, as between Buyers and Seller, such Restricted Nonmaterial Contract shall, to the maximum extent practicable and notwithstanding the failure to obtain the applicable Nonmaterial Consent, be transferred at the Closing pursuant to the Assignment and Assumption Agreement as elsewhere provided under this Agreement; or

            (ii) reject the assignment of such Restricted Nonmaterial Contract, in which case, notwithstanding Sections 2.01 and 2.03, (A) neither this Agreement nor the Assignment and Assumption Agreement nor any other


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                                       17
document related to the consummation of the Contemplated Transactions shall constitute a sale, assignment, assumption, conveyance or delivery or an attempted sale, assignment, assumption, transfer, conveyance or delivery of such Restricted Nonmaterial Contract, and (B) Seller shall retain such Restricted Nonmaterial Contract and all Liabilities arising therefrom or relating thereto.

                  5. Representations and Warranties of Seller

      Seller represents and warrants to Buyers as follows:

5.01. Organization and Good Standing

      (a) Schedule 5.01 contains a complete and accurate list of Seller's jurisdiction of incorporation and any other jurisdictions in which it is qualified to do business as a foreign corporation. Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the Seller Contracts. Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

      (b) Complete and accurate copies of the Governing Documents of Seller, as currently in effect, are attached to Schedule 5.01.

      (c) Seller has no Subsidiary and, except as disclosed on Schedule 5.01, does not own any shares of capital stock or other securities of any other Person.

5.02. Enforceability; Authority; No Conflict

      (a) This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by the availability of equitable remedies or defenses and by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

      (b) Upon the execution and delivery by Seller of each Transaction Document to which Seller is a party other than this Agreement and the Schedules hereto (collectively, the "Seller's Closing Documents"), each of the Seller's Closing Documents will constitute the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by the availability of equitable remedies or defenses and by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally. Seller has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Seller's Closing Documents and to perform its obligations under this Agreement and the Seller's Closing Documents, and such action has been (or prior to the Closing will be) duly authorized by all necessary action by Seller's shareholders and board of directors.

      (c) Except as set forth on Schedule 5.02, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

            (i) Breach (A) any provision of any of the Governing Documents of Seller or (B) any resolution adopted by the board of directors or the shareholders of Seller;

            (ii) Breach or give any Governmental Authority or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Law or any Order to which Seller or any of the Assets may be subject;


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                                       18

            (iii) contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Seller or that otherwise relates to the Assets or to the business of Seller;

            (iv) cause Buyers to become subject to, or to become liable for the payment of, any Tax;

            (v) Breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Seller Contract; or

            (vi) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets.

      (d) Except as set forth on Schedule 5.02, Seller is not required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

5.03. Capitalization

      The authorized equity securities of Seller consist of one thousand (1,000) shares, without par value, of which 950 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of Seller are owned by the Shareholders in the amounts set forth on Schedule 5.03. Except as set forth on
Schedule 5.03, there are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of Seller. None of the outstanding equity securities of Seller was issued in violation of the Securities Act or any other Law.

5.04. Financial Statements

      Seller has delivered to Buyers: (a) an audited balance sheet of Seller as at December 31, 2003 (including the notes thereto, the "Balance Sheet") and the related audited statements of income, changes in shareholders' equity and cash flows for the fiscal year then ended, including in each case the notes thereto, together with the report thereon of Coulter & Justus, independent certified public accountants; (b) balance sheets of Seller as at December 31 in each of the fiscal years 2001 through 2002, and the related statements of income, changes in shareholders' equity and cash flows for each of the fiscal years then ended, including in each case the notes thereto; and (c) an unaudited balance sheet of Seller as at May 31, 2004 (the "Interim Balance Sheet") and the related unaudited statements of income and cash flows for the five months then ended. Such financial statements fairly present (and the financial statements delivered pursuant to Section 7.08 will fairly present) the financial condition and the results of operations, changes in shareholders' equity and cash flows of Seller as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. The financial statements referred to in this Section 5.04 and delivered pursuant to Section 7.08 reflect and will reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. The financial statements have been and will be prepared from and are in accordance with the accounting Records of Seller. Seller has not received any management letters from Seller's auditors to Seller's board of directors or the audit committee thereof during the 36 months preceding the Agreement Date.

5.05. Books and Records

      The books of account and other financial Records of Seller, all of which have been made available to Buyers, are materially complete and correct and represent actual, bona fide transactions and have been maintained materially in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act (regardless of whether Seller is subject to that Section or not), including the maintenance of a materially adequate system of internal controls. All of the minute books of Seller have been made available to Buyers, and contain materially accurate Records of all meetings held of, and corporate action taken by, the shareholders, the board of directors and committees of the board of directors of Seller, and no meeting of any such shareholders, board of directors or committee has been held for which minutes have not been prepared or are not contained in such minute books.


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

5.06. Title To Assets; Sufficiency

      (a) Except as regards Real Property (to which the provisions of Section
5.07 shall apply), Seller owns good and transferable title to all of the Assets, free and clear of any Encumbrances other than those described on Schedule 5.06 ("Non-Real Estate Encumbrances"). Seller warrants to Buyers that, at the time of Closing, all Assets shall be free and clear of all Non-Real Estate Encumbrances other than those identified on Schedule 5.06 as acceptable to Buyers (the "Permitted Non-Real Estate Encumbrances").

      (b) The Assets (i) constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate Seller's business in the manner presently operated by Seller and (ii) include all of the operating assets of Seller.

5.07. Real Property

      (a) Seller has no ownership interest in any Real Property, nor does Seller occupy any Real Property pursuant to a Ground Lease.

      (b) Schedule 5.07 contains an accurate description (by location, name of lessor, date of Lease and term expiry date) of all Space Leases and the street address of all Facilities occupied pursuant to Space Leases.

      (c) With respect to parcels of Real Property which are leased by Seller pursuant to Space Leases, Seller is currently in possession thereof and has a valid leasehold interest therein in accordance with the terms of the controlling Space Lease, except those described on Schedule 5.07 ("Real Estate Encumbrances" and, together with the Permitted Non-Real Estate Encumbrances, "Permitted Encumbrances"). In addition, all Space Leases to which Seller is a party are included on Schedule 5.18 and the representations and warranties contained in
Section 5.18 are made with respect thereto. True and complete copies of (A) all Space Leases and (B) all instruments, agreements and other documents evidencing, creating or constituting any Real Estate Encumbrances have been delivered to Buyers. Seller warrants to Buyers that, at the time of Closing, the Real Estate shall be free and clear of all Real Estate Encumbrances other than those identified on Schedule 5.07 as acceptable to Buyers (the "Permitted Real Estate Encumbrances" ).

5.08. Tangible Personal Property

      Each item of Tangible Personal Property is in good repair and good operating condition, ordinary wear and tear excepted, is suitable for immediate use in the Ordinary Course of Business and is free from latent and patent defects. No item of Tangible Personal Property is in need of repair or replacement other than as part of routine maintenance in the Ordinary Course of Business. Except as disclosed on Schedule 5.08, all Tangible Personal Property used in Seller's business is in the possession of Seller.

5.09. Accounts Receivable

      All Accounts Receivable that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting Records of Seller as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed by Seller in the Ordinary Course of Business. Except to the extent paid prior to the Closing Date, such Accounts Receivable are or will be as of the Closing Date payable in an amount not less than the amount reflected on the Balance Sheet or the Interim Balance Sheet, net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet (which reserves are adequate and calculated consistent with past practice). To Seller's Knowledge, there is no material contest, claim, defense or right of setoff, other than returns in the Ordinary Course of Business of Seller, under any Contract with any account debtor of an Account Receivable relating to the amount or validity of such Account Receivable. Schedule 5.09 contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of each such Account Receivable.


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

5.10. Inventories

      All items included in the Inventories consist of a quality and quantity usable and, with respect to finished goods, saleable, in the Ordinary Course of Business of Seller except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet or on the accounting Records of Seller as of the Closing Date, as the case may be. Seller is not in possession of any inventory not owned by Seller, including goods already sold. All of the Inventories have been valued at the lower of cost or net realizable value on a first in, first out basis. Inventories now on hand that were purchased after the date of the Balance Sheet or the Interim Balance Sheet were purchased in the Ordinary Course of Business of Seller at a cost not exceeding market prices prevailing at the time of purchase. The quantities of each item of Inventories (whether raw materials, work-in-process or finished goods) are not excessive but are reasonable in the present circumstances of Seller. Work-in-process Inventories are now valued, and will be valued on the Closing Date, according to GAAP.

5.11. No Undisclosed Liabilities

      Seller has no Liability except for Liabilities reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and liabilities incurred in the Ordinary Course of Business of Seller.

5.12. Taxes

      (a) Seller has filed or caused to be filed on a timely basis all Tax Returns and all reports with respect to Taxes that are or were required to be filed pursuant to applicable Laws. All Tax Returns and reports filed by Seller are true, correct and complete. Seller has paid, or made provision for the payment of, all Taxes shown on the Tax Returns as owing, except where the failure to file Tax Returns or to pay Taxes would not have a material adverse effect on the financial condition of the Seller. Seller currently is not the beneficiary of any extension of time within which to file any Tax Return. There are no Encumbrances on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax, and Seller has no Knowledge of any basis for assertion of any claims attributable to Taxes which, if adversely determined, would result in any such Encumbrance.

      (b) There is no tax sharing agreement, tax allocation agreement, tax indemnity obligation or similar written or unwritten agreement, arrangement, understanding or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other arrangement relating to Taxes) that will require any payment by Seller.

      (c) Seller (i) has not been a member of an affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign law and (ii) has no liability for Taxes of any person other than Seller and its Subsidiaries under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor by contract or otherwise.

      (d) Seller is an S corporation as defined in Section 1361 of the Code.

5.13. No Material Adverse Change

      Since the date of the Interim Balance Sheet, there has not been any material adverse change in the business, operations, prospects, assets, results of operations or condition (financial or other) of Seller, and no event has occurred or circumstance exists that may result in such a material adverse change.

5.14. Employee Benefits

      Neither the Seller nor any ERISA Affiliate has ever maintained, sponsored, contributed to or incurred any liability under any Plan subject to Section 412 of the Code or Title IV of ERISA. Neither the Seller nor any ERISA Affiliate has ever incurred any obligation to contribute to or any liability under any "multi-employer plan" within the meaning of Section 4001(a)(3) of ERISA or ever participated in any "multiple employer plan" within the meaning of Section 413(c) of the Code. The written terms of each Plan are, and the Plans have been administered, in compliance with the requirements of ERISA, and, where applicable, Section 401 of the Code. There are not now, nor have there been, any transactions involving any Plan which are prohibited under ERISA or the Code. As of the


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                                       21

Agreement Date, there are no pending or threatened claims by or on behalf of any Plan or by any employee of the Seller alleging a breach or breaches of fiduciary duties or violations of other applicable state or federal law which could result in liability on the part of the Seller or any Plan under ERISA or any other law, nor is there any basis for such a claim. All returns, reports, disclosure statements and premium payments required to be made under ERISA and the Code with respect to any Plan have been timely filed or delivered. Each Plan that is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service covering all amendments required to be adopted to date, and there are no circumstances which exist that are reasonably likely to adversely affect the tax-qualified status of such Plan or result in the revocation of such letter. The Seller and each ERISA Affiliate have made all contributions and payments required to be made to each of its Plan within the time prescribed by law or, if earlier, the terms of the Plan.

5.15. Compliance With Laws; Governmental Authorizations

      (a) Except as set forth on Schedule 5.15:

            (i) Seller is, and at all times since October 1, 1998 has been, in full compliance with each Law that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

            (ii) no event has occurred or circumstance exists that, with or without notice or lapse of time, (A) may constitute or result in a violation by Seller of, or a failure on the part of Seller to comply with, any Law or (B) may give rise to any obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

            (iii) Seller has not received, at any time since October 1, 1998, any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Law or (B) any actual, alleged, possible or potential obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

      (b) Schedule 5.15 contains a complete and accurate list of each Governmental Authorization that is held by Seller or that otherwise relates to Seller's business or the Assets. Each Governmental Authorization listed or required to be listed on Schedule 5.15 is valid and in full force and effect. Except as set forth on Schedule 5.15:

            (i) Seller is, and at all times since October 1, 1998 has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified on Schedule 5.15;

            (ii) no event has occurred or circumstance exists that, with or without notice or lapse of time, (A) may constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed on Schedule
5.15 or (B) may result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental Authorization listed or required to be listed on Schedule 5.15;

            (iii) Seller has not received, at any time since October 1, 1998, any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding any (A) actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization or (B) actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental Authorization; and

            (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed on Schedule 5.15 have been duly filed on a timely basis with the appropriate Governmental Authorities, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Authorities.

      The Governmental Authorizations listed on Schedule 5.15 collectively constitute all of the Governmental Authorizations necessary to permit Seller to lawfully conduct and operate its business in the manner in which it


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                                       22
currently conducts and operates such business and to permit Seller to own and use its assets in the manner in which it currently owns and uses such assets.

5.16. Legal Proceedings; Orders

      (a) Except as set forth on Schedule 5.16, there is no pending or, to Seller's Knowledge, threatened Proceeding:

            (i) by or against Seller or that otherwise relates to or may affect the business of, or any of the assets owned or used by, Seller; or

            (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions.

      To the Knowledge of Seller, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding. Seller has delivered to Buyers copies of all pleadings, correspondence and other documents relating to each Proceeding listed on Schedule 5.16. There are no Proceedings listed or required to be listed on Schedule 5.16 that could have a material adverse effect on the business, operations, assets, condition or prospects of Seller or upon the Assets.

      (b) Except as set forth on Schedule 5.16, there is no Order to which Seller, its business or any of the Assets is subject. To the Knowledge of Seller, no officer, director, agent or employee of Seller is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of Seller.

      (c) Except as set forth on Schedule 5.16:

            (i) Seller is, and, at all times since October 1, 1998 has been, in compliance with all of the terms and requirements of each Order to which it or any of the Assets is or has been subject;

            (ii) no event has occurred or circumstance exists that is reasonably likely to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Seller or any of the Assets is subject; and

            (iii) Seller has not received, at any time since October 1, 1998, any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which Seller or any of the Assets is or has been subject.

5.17. Absence of Certain Changes and Events

      Except as set forth on Schedule 5.17, since the date of the Interim Balance Sheet, Seller has conducted its business only in the Ordinary Course of Business and there has not been any:

      (a) change in Seller's authorized or issued capital stock, grant of any stock option or right to purchase shares of capital stock of Seller or issuance of any security convertible into such capital stock;

      (b) amendment to the Governing Documents of Seller;

      (c) payment (except in the Ordinary Course of Business) or increase (except in the Ordinary Course of Business) by Seller of any bonuses, salaries or other compensation to any shareholder, director, officer or employee or entry into any employment, severance or similar Contract with any director, officer or employee;

      (d) adoption of, amendment to or increase in the payments to or benefits under, any Employee Plan;

      (e) damage to or destruction or loss of any Asset, whether or not covered by insurance;


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                                       23

      (f) entry into, termination of or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit or similar Contract to which Seller is a party, or (ii) any Contract or transaction involving a total remaining commitment by Seller of at least $5,000;

      (g) sale, lease or other disposition of any Asset or property of Seller (including the Intellectual Property Assets), other than sales of Inventories in the Ordinary Course of Business;

      (h) creation of any Encumbrance on any Asset;

      (i) cancellation or waiver of any claims or rights with a value to Seller;

      (j) indication by any customer or supplier of an intention to discontinue or change the terms of its relationship with Seller;

      (k) material change in the accounting methods used by Seller; or

      (l) Contract by Seller to do any of the foregoing.

5.18. Contracts

      (a) Schedule 5.18 contains an accurate and complete list, and Seller has afforded Buyers or their Representatives the opportunity to review accurate and complete copies, of:

            (i) each Seller Contract that involves performance of services or delivery of goods or materials by Seller;

            (ii) each Seller Contract that involves performance of services or delivery of goods or materials to Seller;

            (iii) each Seller Contract that was not entered into in the Ordinary Course of Business;

            (iv) each Seller Contract affecting the ownership of, leasing of, title to, use of or any leasehold or other interest in any Real Property or personal property;

            (v) each Seller Contract with any labor union or other employee representative of a group of employees relating to wages, hours and other conditions of employment;

            (vi) each Seller Contract (however named) involving a sharing of profits, losses, costs or liabilities by Seller with any other Person;

            (vii) each Seller Contract containing covenants that in any way purport to restrict Seller's business activity or limit the freedom of Seller to engage in any line of business or to compete with any Person;

            (viii) each Seller Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

            (ix) each power of attorney of Seller that is currently effective and outstanding;

            (x) each Seller Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by Seller to be responsible for consequential damages;

            (xi) each Seller Contract for capital expenditures;

            (xii) each Seller Contract not denominated in U.S. dollars;

            (xiii) each written warranty, guaranty and/or other similar undertaking with respect to contractual performance extended by Seller other than in the Ordinary Course of Business; and


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                                       24

            (xiv) each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

      (b) No Shareholder has or may acquire any rights under, and no Shareholder has or may become subject to any obligation or liability under, any Contract that relates to the business of Seller or any of the Assets.

      (c) Except as set forth on Schedule 5.18:

            (i) each Contract identified or required to be identified on
Schedule 5.18 and which is to be assigned to or assumed by Buyers under this Agreement is in full force and effect and is valid and enforceable in accordance with its terms; and

            (ii) each Contract identified or required to be identified on
Schedule 5.18 and which is being assigned to or assumed by Buyers is assignable by Seller to Buyers without the consent of any other Person.

      (d) Except as set forth on Schedule 5.18, Seller has received no actual notice that:

            (i) Seller was, and at all times since October 1, 2000 had been, otherwise than in compliance with all applicable terms and requirements of each Seller Contract which is being assumed by Buyers;

            (ii) each other Person that has or had any obligation or liability under any Seller Contract which is being assigned to Buyers was, and at all times since October 1, 2000 had been, otherwise than in full compliance with all applicable terms and requirements of such Contract;

            (iii) any event had occurred or circumstance existed that (with or without notice or lapse of time) would contravene, conflict with or result in a Breach of, or give Seller or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Seller Contract that is being assigned to or assumed by Buyers;

            (iv) any event had occurred or circumstance existed under or by virtue of any Contract that (with or without notice or lapse of time) would cause the creation of any Encumbrance affecting any of the Assets; and

            (v) Seller had given to or received from any other Person, at any time since October 1, 2000, any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or Breach of, or default under, any Contract which is being assigned to or assumed by Buyers.

      (e) There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to Seller under current or completed Contracts with any Person having the contractual or statutory right to demand or require such renegotiation and no such Person has made written demand for such renegotiation.

      (f) Each Contract relating to the sale, design, manufacture or provision of products or services by Seller has been entered into in the Ordinary Course of Business of Seller and has been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Law.

5.19. Insurance

      (a) Seller has delivered to Buyers:

            (i) accurate and complete copies of all policies of insurance (and correspondence relating to coverage thereunder) to which Seller is a party or under which Seller is or has been covered at any time since October 1, 2000;

            (ii) accurate and complete copies of all pending applications by Seller for policies of insurance; and


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                                       25

            (iii) any statement by the auditor of Seller's financial statements or any consultant or risk management advisor with regard to the adequacy of Seller's coverage or of the reserves for claims.

      (b) Schedule 5.19 describes:

            (i) any self-insurance arrangement by or affecting Seller, including any reserves established thereunder;

            (ii) any Contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk to which Seller is a party or which involves the business of Seller; and

            (iii) all obligations of Seller to provide insurance coverage to Third Parties (for example, under Leases or service agreements) and identifies the policy under which such coverage is provided.

      (c) Except as set forth on Schedule 5.19:

            (i) all policies of insurance to which Seller is a party or that provide coverage to Seller:

                  (A) are valid, outstanding and enforceable;

                  (B) are issued by an insurer that is financially sound and reputable;

                  (C) taken together, provide adequate insurance coverage for the Assets and the operations of Seller for all risks to which Seller is normally exposed; and

                  (D) are sufficient for compliance with all Laws and the Seller Contracts;

            (ii) Seller has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights or (B) any notice of cancellation or any other indication that any policy of insurance is no longer in full force or effect or that the issuer of any policy of insurance is not willing or able to perform its obligations thereunder;

            (iii) Seller has paid all premiums due, and has otherwise performed all of its obligations, under each policy of insurance to which it is a party or that provides coverage to Seller; and

            (iv) Seller has given notice to the insurer of all claims that may be insured thereby.

5.20. Environmental Matters

      Except as disclosed on Schedule 5.20:

      (a) Seller is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Seller has no basis to expect, nor has Seller or any other Person for whose conduct it is or may be held to be responsible received, any actual or threatened order, notice or other communication from (i) any Governmental Authority or private citizen acting in the public interest or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal or mixed) in which Seller has or had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by Seller or any other Person for whose conduct it is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

      (b) There are no pending or, to the Knowledge of Seller, threatened claims, Encumbrances, or other restrictions of any nature resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law with respect to or affecting any Facility or any other property or asset (whether real, personal or mixed) in which Seller has or had an interest.


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                                       26

      (c) Seller has no Knowledge of or any basis to expect, nor has Seller or any other Person for whose conduct it is or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or property or asset (whether real, personal or mixed) in which Seller has or had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by Seller or any other Person for whose conduct it is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled or received.

      (d) Neither Seller nor any other Person for whose conduct it is or may be held responsible has any Environmental, Health and Safety Liabilities with respect to any Facility or, to the Knowledge of Seller, with respect to any other property or asset (whether real, personal or mixed) in which Seller (or any predecessor) has or had an interest or at any property geologically or hydrologically adjoining any Facility or any such other property or asset.

      (e) There are no Hazardous Materials present on or in the Environment at any Facility or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, aboveground or underground storage tanks, landfills, land deposits, dumps, equipment (whether movable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facility or such adjoining property, or incorporated into any structure therein or thereon. Neither Seller nor any Person for whose conduct it is or may be held responsible, or to the Knowledge of Seller, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to any Facility or any other property or assets (whether real, personal or mixed) in which Seller has or had an interest except in full compliance with all applicable Environmental Laws.

      (f) There has been no Release or, to the Knowledge of Seller, Threat of Release, of any Hazardous Materials at or from any Facility or at any other location where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by any Facility, or from any other property or asset (whether real, personal or mixed) in which Seller has or had an interest, or to the Knowledge of Seller any geologically or hydrologically adjoining property, whether by Seller or any other Person.

      (g) Seller has delivered to Buyers true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Seller pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance, by Seller or any other Person for whose conduct it is or may be held responsible, with Environmental Laws.

5.21. Employees

      (a) Schedule 5.21 contains a complete and accurate list of the following information for each employee, director, independent contractor, consultant and agent of Seller, including each employee on leave of absence or layoff status: employer; name; job title; date of hiring or engagement; date of commencement of employment or engagement; current compensation paid or payable and any change in compensation since October 1, 2002; sick and vacation leave that is accrued but unused; and service credited for purposes of vesting and eligibility to participate under any Employee Plan, or any other employee or director benefit plan.

      (b) To the Knowledge of Seller, no officer, director, agent, employee, consultant, or contractor of Seller is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor (i) to engage in or continue or perform any conduct, activity, duties or practice relating to the business of Seller or (ii) to assign to Seller or to any other Person any rights to any invention, improvement, or discovery. No former or current employee of Seller is a party to, or is otherwise bound by, any Contract that in any way adversely affected, affects, or will affect the ability of Seller or Buyers to conduct the business as heretofore carried on by Seller.

5.22. Labor Disputes; Compliance

      Seller has complied in all respects with all Laws relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective


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                                       27
bargaining and other requirements, the payment of social security and similar Taxes and occupational safety and health. Seller is not liable for the payment of any Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Laws. Seller has not been, and is not now, a party to any collective bargaining agreement or other labor contract. Since October 1, 1998, there has not been, there is not presently pending or existing, and to Seller's Knowledge there is not threatened, any strike, slowdown, picketing, work stoppage or employee grievance process involving Seller, and to Seller's Knowledge no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no Proceeding pending or, to Seller's Knowledge, threatened against or affecting Seller relating to the alleged violation of any Law pertaining to labor relations or employment matters, including any charge or complaint filed with the National Labor Relations Board or any comparable Governmental Authority, and there is no organizational activity or other labor dispute against or affecting Seller or the Facilities. No application or petition for an election of or for certification of a collective bargaining agent is pending. No grievance or arbitration Proceeding exists that might have an adverse effect upon Seller or the conduct of its business. There is no lockout of any employees by Seller, and no such action is contemplated by Seller. To Seller's Knowledge there has been no charge of discrimination filed against or threatened against Seller with the Equal Employment Opportunity Commission or similar Governmental Authority.

5.23. Intellectual Property Assets

      (a) Schedule 5.23(a) contains a complete and accurate list and summary description of each Mark included in the Assets, and identifies which of the Marks have been registered with the United States Patent and Trademark Office. All Marks are currently in compliance with all formal Laws (including the timely post-registration filing of affidavits of use and incontestability and renewal applications wherever applicable), are valid and enforceable and are not subject to any registration maintenance fees or taxes or actions falling due within 90 days after the Closing Date. No Mark has been or is now involved in any opposition, invalidation or cancellation Proceeding and no such action is threatened with respect to any of the Marks. There is no potentially interfering trademark or trademark application of any other Person. No Mark is infringed or has been challenged or threatened in any way. None of the Marks used by Seller infringes or is alleged to infringe any trade name, trademark or service mark of any other Person. All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

      (b) Schedule 5.23(b) contains a complete and accurate list and summary description of each Patent included in the Assets. All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within 90 days after the Closing Date. No Patent has been or is now involved in any interference, reissue, reexamination, or opposition Proceeding. There is no potentially interfering patent or patent application of any Third Party. No Patent is infringed or has been challenged or threatened in any way and (i) none of the products manufactured or sold, nor any process or know-how used, by Seller infringes or is alleged to infringe any patent or other proprietary right of any other Person. All products made, used or sold under the Patents have been marked with the proper patent notice.

      (c) Schedule 5.23(c) contains a complete and accurate list and summary description of each Copyright included in the Assets. All of the registered Copyrights are currently in compliance with formal Laws, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within 90 days after the Closing Date. No Copyright is infringed or has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any Third Party or is a derivative work based upon the work of any other Person. All works encompassed by the Copyrights have been marked with the proper copyright notice.

      (d) Schedule 5.23(d) contains a complete and accurate list and summary description of each Mask Work included in the Assets. All of the Mask Works are currently in compliance with formal Laws, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within 90 days after the Closing Date. No Mask Work is infringed or has been challenged or threatened in any way. No Mask Work infringes or is alleged to infringe any right of any Third Party or is based upon the work of any other Person. All products encompassed by or made, used or sold using Mask Works have been marked with the proper notices.


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                                       28

      (e) Schedule 5.23(e) contains a complete and accurate list and summary description of (i) each Software Program included in the Assets (the "Acquired Software") and (ii) each Database included in the Assets (the "Acquired Databases").

      (f) Schedule 5.23(f) contains a complete and accurate list and summary description of all Web Sites included in the Assets (the "Acquired Web Sites"). With respect to the Domain Names relating to the Acquired Web Sites:

            (i) All Domain Names have been registered in the name of Seller and are in compliance with all formal Laws.

            (ii) No Domain Name has been or is now involved in any dispute, opposition, invalidation or cancellation Proceeding, and no such action is threatened with respect to any Domain Name.

            (iii) There is no domain name application pending of any other person which would or would potentially interfere with or infringe any Domain Name included therein.

            (iv) No Domain Name is infringed or has been challenged, interfered with or threatened in any way.

            (v) No Domain Name infringes, interferes with or is alleged to interfere with or infringe the trademark, copyright or domain name of any other Person.

      (g) Schedule 5.23(g) sets forth a complete list of all Software Programs developed by one or more Third Parties and used by Seller in connection with the Business (the "Third Party Software Programs"). Pursuant to one or more Licenses, Seller has the right and license to use each Third Party Software Program in the manner in which Seller currently is using such Third Party Software Program (including incorporation into Acquired Web Sites, Acquired Software or Acquired Databases where applicable), and all use of each Third Party Software Program by Seller has been in full compliance with the applicable License or Licenses. Any and all Consents to the assignment of any License which may be required to consummate the Contemplated Transactions shall be obtained prior to or on the Closing Date.

      (h) As of the Closing Date, Schedule 5.23(h) shall set forth, to the best of Seller's Knowledge, a complete list and concise description of all Trade Secrets included in the Assets (the "Acquired Trade Secrets").

      (i) The Marks, the Patents, the Copyrights, the Mask Works, the Acquired Software, the Acquired Databases, the Acquired Web Sites, and the Acquired Trade Secrets (collectively, the "Intellectual Property Assets") are all those necessary for the operation of the Business as it is has been conducted by Seller at any time prior to the Agreement Date. Seller is the owner (or the licensee under a License) of all right, title and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances, and has the right to use all of the Intellectual Property Assets without payment to a Third Party, other than in respect of Licenses. Immediately subsequent to the Closing, the rights in and to the Intellectual Property Assets will be owned by Buyers on terms and subject to conditions identical to those prevailing for Seller as of the Agreement Date.

      (j) Schedule 5.23(j) sets forth the form and placement of the proprietary legends and copyright notices displayed in or on the Intellectual Property Assets. In no instance has the eligibility of the Intellectual Property Assets for protection under applicable Laws relating to Intellectual Property been forfeited to the public domain by omission of any required notice or any other action.

      (k) Schedule 5.23(k) identifies each document, instrument or other notification made available to users of the Acquired Web Sites governing the terms and conditions on which such users have accessed the Acquired Web Site, including Seller's privacy policies, terms and conditions of use and terms and conditions of sale (the "Web Site Documents"), and the periods during which each Web Site Document was in force. Seller previously has made available to Buyers a copy of each Web Site Document.


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

      (l) As of the Closing Date, Schedule 5.23(l) shall set forth the the trade secret protection program that has been enforced by Seller with respect to the Intellectual Property (including the Trade Secrets). There has been no violation of such program by any person or entity. The Documentation relating to the Web Sites, the Software Programs, the Databases and the Third Party Software Programs incorporated into any of them (except for end user manuals and other items generally delivered to end users), (i) has at all times been maintained in strict confidence, (ii) has been disclosed by Seller only to employees having a "need to know" the contents thereof in connection with the performance of their duties to Seller and (iii) has not been disclosed to any Third Party.

      (m) All personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of Acquired Web Sites, the Acquired Software or the Acquired Databases have executed nondisclosure agreements substantially in the form included on Schedule 5.23(m), and either (i) have been party to a written agreement with Seller that has accorded Seller full, effective, exclusive and original ownership of all Intellectual Property or (ii) have executed appropriate instruments of assignment in favor of Seller as assignee that have conveyed to Seller full, effective and exclusive ownership of all Intellectual Property. Schedule 5.23(m) sets forth a complete list of each such nondisclosure agreement, written agreement as to ownership of Intellectual Property or instrument of assignment.

      (n) The Acquired Software and the Acquired Databases will perform in accordance with the warranties set forth in Seller's licenses to, or agreements with, the end users.

      (o) The use of the Acquired Web Sites, the Acquired Software and the Acquired Databases and the license, sale or lease of the Acquired Software or the Acquired Databases, or of any part thereof, or of any copy, or of any part thereof, do not and will not infringe on, misappropriate, or contribute to the infringement of, any copyright, trade secret, patents or any other exclusionary right, of any Third Party in either the United States or any foreign country. No Person has asserted against Seller a claim that the use, license, sale or lease of any of Acquired Web Sites, the Acquired Software, the Acquired Databases or the Third Party Software Programs, or any part of any of them, infringes, misappropriates or contributes to the infringement of any patent claim, copyright or trade secret right of any Third Party in either the United States or any foreign country, and to Seller's knowledge there is no basis for any such claim.

      (p) Except with respect to demonstration or trial copies, no portion of any Acquired Web Site, Acquired Software or Acquired Database contains or will contain any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to
(i) permit unauthorized access, (ii) disable or erase software, hardware, or data or (iii) perform any other such similar actions.

      (q) Schedule 5.23(q) sets forth a complete list of all licenses, sublicenses, agreements, and permissions, as amended to the Agreement Date, as to any Intellectual Property, including Third Party Software Programs, licensed or sublicensed to Seller by any Third Party (collectively, the "Licenses"), and Seller has made available to Buyers correct and complete copies of all such Licenses. With respect to each License:

            (i) The License is legal, valid, binding, enforceable and in full force and effect, and will continue to be legal, valid, binding, enforceable, and in full force and effect immediately after the Closing on terms and subject to conditions identical to those prevailing for Seller as of the Agreement Date;

            (ii) no party to the License is in breach or default and no event has occurred which with notice or lapse or time would constitute a breach or default under the License or permit termination, modification, or acceleration of the License;

            (iii) no underlying item of the Intellectual Property covered by the License is subject to any outstanding judgment, order, decree, stipulation, injunction, or charge;

            (iv) no Proceeding is pending or is threatened which challenges the legality, validity, or enforceability of any underlying item of the Intellectual Property covered by the License; and

            (v) Seller has not granted any sublicense or similar right with respect to any License.


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

5.24. Compliance With the Foreign Corrupt Practices Act and Export Control and Antiboycott Laws

      (a) Seller and its Representatives have not, to obtain or retain business, directly or indirectly offered, paid or promised to pay, or authorized the payment of, any money or other thing of value (including any fee, gift, sample, travel expense or entertainment with a value in excess of one hundred dollars ($100.00) in the aggregate to any one individual in any year) or any commission payment in excess of one-half percent (0.5%) of any amount payable, to:

            (i) any person who is an official, officer, agent, employee or representative of any Governmental Authority or of any existing or prospective customer (whether government owned or nongovernment owned);

            (ii) any political party or official thereof;

            (iii) any candidate for political or political party office; or

            (iv) any other individual or entity;

      while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to any such official, officer, agent, employee, representative, political party, political party official, candidate, individual, or any entity affiliated with such customer, political party or official or political office.

      (b) Except as set forth on Schedule 5.24, Seller has made all payments to Third Parties by check mailed to such Third Parties' principal place of business or by wire transfer to a bank located in the same jurisdiction as such Third Party's principal place of business.

      (c) Each transaction is properly and accurately recorded on the books and Records of Seller, and each document upon which entries in Seller's books and Records are based is complete and accurate in all respects. Seller maintains a system of internal accounting controls adequate to insure that Seller maintains no off-the-books accounts and that Seller's assets are used only in accordance with Seller's management directives.

      (d) Seller has at all times been in compliance with all Laws relating to export control and trade embargoes. No product sold or service provided by Seller during the last five years has been, directly or indirectly, sold to or performed on behalf of Cuba, Iraq, Iran, Libya or North Korea.

      (e) Except as set forth on Schedule 5.24, Seller has not violated the antiboycott prohibitions contained in 50 U.S.C. ss. 2401 et seq. or taken any action that can be penalized under Section 999 of the Code. Except as set forth on Schedule 5.24, during the last five years, Seller has not been a party to, is not a beneficiary under and has not performed any service or sold any product under any Seller Contract under which a product has been sold to customers in Bahrain, Iraq, Jordan, Kuwait, Lebanon, Libya, Oman, Qatar, Saudi Arabia, Sudan, Syria, United Arab Emirates or the Republic of Yemen.

5.25. Relationships With Related Persons

      Except as disclosed on Schedule 5.25, neither Seller nor any Related Person of Seller has, or since October 1, 2000 has had, any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to Seller's business. Neither Seller nor any Related Person of Seller owns, or since October 1, 2000 has owned, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has (a) had business dealings or a material financial interest in any transaction with Seller other than business dealings or transactions disclosed on Schedule 5.25, each of which has been conducted in the Ordinary Course of Business with Seller at substantially prevailing market prices and on substantially prevailing market terms or (b) engaged in competition with Seller with respect to any line of the products or services of Seller (a "Competing Business") in any market presently served by Seller, except for ownership of less than one percent (1%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth on Schedule 5.25, neither Seller nor any Related Person of Seller is a party to any Contract with, or has any claim or right against, Seller.


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

5.26. Brokers or Finders

      Neither Seller nor any of its Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with the sale of Seller's business or the Assets or the Contemplated Transactions, except for fees payable by Seller to SunTrust Robinson Humphrey Capital Markets, a division of SunTrust Capital Markets, Inc. upon consummation of the Contemplated Transactions (the "Seller Acquisition Fee").

5.27. Securities Law Matters

      (a) Seller is acquiring the CTI Shares to be issued pursuant to Section 3.02(b) for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same. Seller has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

      (b) Seller has carefully reviewed the representations concerning CTI contained in this Agreement, have made detailed inquiry concerning CTI, Sub, their businesses, and their personnel; the officers of CTI have made available to Seller any and all written information which it has requested and have answered to Seller's satisfaction all inquiries made by Seller; and Seller has sufficient knowledge and experience in investing in companies similar to CTI so as to be able to evaluate the risks and merits of its investment in the CTI Shares and are able financially to bear the risks thereof.

      (c) Seller confirms that Buyers have made available to Seller and its Representatives the opportunity to ask questions of the officers and management employees of Buyers and to acquire such additional information about the business and financial condition of Buyers as Seller has requested, and all such information has been received.

5.28. Solvency

      (a) Seller is not now insolvent and will not be rendered insolvent by any of the Contemplated Transactions. As used in this section, "insolvent" means that the sum of the debts and other probable Liabilities of Seller exceeds the present fair saleable value of Seller's assets.

      (b) Immediately after giving effect to the consummation of the Contemplated Transactions: (i) Seller will be able to pay its Liabilities as they become due in the usual course of its business; (ii) Seller will not have unreasonably small capital with which to conduct its present or proposed business; (iii) Seller will have assets (calculated at fair market value) that exceed its Liabilities; and (iv) taking into account all pending and threatened litigation, final judgments against Seller in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Seller will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of Seller. The cash available to Seller, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.

5.29. Disclosure

      (a) No representation or warranty or other statement made by Seller in this Agreement, the Seller's Schedules, any supplement to the Seller's Schedules, or the certificates delivered pursuant to Section 4.02(a) or otherwise in connection with the Contemplated Transactions contains any materially untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not materially misleading.

      (b) Seller does not have Knowledge of any fact that has specific application to Seller (other than general economic or industry conditions) and that may materially adversely affect the assets, business, prospects, financial condition or results of operations of Seller that has not been set forth in this Agreement or the Schedules hereto.


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                                       32

                  6. Representations and Warranties of Buyers

      CTI and Sub represent and warrant to Seller as follows:

6.01. Organization and Good Standing

      CTI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now conducted. Sub is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Tennessee, with full limited liability company power and authority to conduct its business as it is now conducted.

6.02. Authority; No Conflict

      (a) This Agreement constitutes the legal, valid and binding obligation of Buyers, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by the availability of equitable remedies or defenses and by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally. Upon the execution and delivery by Buyers of the Assignment and Assumption Agreement, the Employment Agreement, and each other agreement to be executed or delivered by Buyers at Closing (collectively, the "Buyers' Closing Documents"), each of the Buyers' Closing Documents will constitute the legal, valid and binding obligation of the Buyers that are parties thereto , enforceable against any such Buyer in accordance with its respective terms, except as such enforceability may be limited by the availability of equitable remedies or defenses and by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally. Each Buyer has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Buyers' Closing Documents to which such Buyer is a party, and to perform its respective obligations under this Agreement and the Buyers' Closing Documents to which such Buyer is a party, and such action has been duly authorized by all necessary corporate action.

      (b) Neither the execution and delivery of this Agreement by Buyers nor the consummation or performance of any of the Contemplated Transactions by Buyers will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to:

            (i) any provision of the Governing Documents of either Buyer;

            (ii) any resolution adopted by the board of directors or the shareholders of Buyers;

            (iii) any Law or Order to which either Buyer may be subject; or

            (iv) any Contract to which either Buyer is a party or by which either Buyer may be bound.

      (c) Buyers is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

6.03. Certain Proceedings

      There is no pending Proceeding that has been commenced against either Buyer and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To CTI's Knowledge, no such Proceeding has been threatened.

6.04. Brokers or Finders

      Neither Buyers nor any of their Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.


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

                    7. Covenants of Seller Prior to Closing

7.01. Access and Investigation

      Between the Agreement Date and the Closing Date, and upon reasonable advance notice received from Buyers, Seller shall: (a) afford CTI and its Representatives and prospective lenders and their Representatives (collectively, "Buyer Group") full and free access, during regular business hours, to Seller's personnel, properties (including subsurface testing), Contracts, Governmental Authorizations, books and Records and other documents and data, such rights of access to be exercised in a manner that does not unreasonably interfere with the operations of Seller; (b) furnish Buyer Group with copies of all such Contracts, Governmental Authorizations, books and Records and other existing documents and data as CTI reasonably may request; (c) furnish Buyer Group with such additional financial, operating and other relevant data and information as Buyers reasonably may request; and (d) otherwise cooperate and assist, to the extent reasonably requested by CTI, with CTI's investigation of the properties, assets and financial condition related to Seller. In addition, CTI shall have the right to have the Real Property and Tangible Personal Property inspected by Buyer Group, at Buyers' cost and expense, for purposes of determining the physical condition and legal characteristics of the Real Property and Tangible Personal Property. In the event subsurface or other destructive testing is recommended by any of Buyer Group, CTI shall be permitted to have the same performed.

7.02. Operation of the Business of Seller

      Between the Agreement Date and the Closing, Seller shall:

      (a) conduct its business only in the Ordinary Course of Business;

      (b) except as otherwise directed by CTI in writing, and without making any commitment on Buyers' behalf, use its Best Efforts to preserve intact its current business organization, keep available the services of its officers, employees and agents and maintain its relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with it;

      (c) confer with CTI prior to implementing operational decisions of a material nature;

      (d) otherwise report periodically to CTI concerning the status of its business, operations and finances;

      (e) make no material changes in management personnel without prior consultation with CTI;

      (f) maintain the Assets in a state of repair and condition that complies with Laws and is consistent with the requirements and normal conduct of Seller's business;

      (g) keep in full force and effect, without amendment, all material rights relating to Seller's business;

      (h) comply with all Laws and contractual obligations applicable to the operations of Seller's business;

      (i) continue in full force and effect the insurance coverage under the policies described in Section 5.19 or substantially equivalent policies;

      (j) except as required to comply with ERISA or to maintain qualification under Section 401(a) of the Code, not amend, modify or terminate any Employee Plan without the express written consent of CTI, and except as required under the provisions of any Employee Plan, not make any contributions to or with respect to any Employee Plan without the express written consent of CTI, provided that Seller shall contribute that amount of cash to each Employee Plan necessary to fully fund all of the benefit liabilities of such Employee Plan;

      (k) cooperate with CTI and assist CTI in identifying the Governmental Authorizations required by Buyers to operate the business from and after the Closing Date and either transferring existing Governmental Authorizations of Seller to Buyers, where permissible, or obtaining new Governmental Authorizations for Buyers;


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                                       34

      (l) upon request from time to time, execute and deliver all documents, make all truthful oaths, testify in any Proceedings and do all other acts that may be reasonably necessary or desirable in the opinion of CTI to consummate the Contemplated Transactions, all without further consideration; and

      (m) maintain all books and Records of Seller relating to Seller's business in the Ordinary Course of Business.

7.03. Negative Covenant

      Except as otherwise expressly permitted herein, between the Agreement Date and the Closing Date, without the prior written Consent of CTI Seller shall not:
(a) take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Sections 5.13 or 5.17 would be likely to occur; (b) make any modification to any material Contract or Governmental Authorization; (c) allow the levels of raw materials, supplies or other materials included in the Inventories to vary materially from the levels customarily maintained; or (d) enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to the Assets, the business of Seller or the Assumed Liabilities.

7.04. Required Approvals

      As promptly as practicable after the Agreement Date, Seller shall make all filings required by Laws to be made by it in order to consummate the Contemplated Transactions, including all filings under the HSR Act, if required. Seller also shall cooperate with Buyers and their Representatives with respect to all filings that Buyers elect to make or, pursuant to Laws, shall be required to make in connection with the Contemplated Transactions. Seller also shall cooperate with Buyers and their Representatives in obtaining all Material Consents (including taking all actions requested by Buyers to cause early termination of any applicable waiting period under the HSR Act).

7.05. Notification

      Between the Agreement Date and the Closing, Seller promptly shall notify CTI in writing if it becomes aware of (a) any fact or condition that causes or constitutes a Breach of any of Seller's representations and warranties made as of the Agreement Date or (b) the occurrence after the Agreement Date of any fact or condition that would or be reasonably likely to (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of, or Seller's discovery of, such fact or condition. Should any such fact or condition require any change to any of the Seller's Schedules, Seller promptly shall deliver to Buyers a supplement to the Seller's Schedules specifying such change. Such delivery shall not affect any rights of Buyers under Sections 12 and 13.02. During the same period, Seller also promptly shall notify Buyers of the occurrence of any Breach of any covenant of Seller in this Section 7 or of the occurrence of any event that may make the satisfaction of the conditions in Section 4.03 impossible or unlikely.

7.06. No Negotiation

      Until such time as this Agreement shall be terminated pursuant to Section 13.01, Seller shall not directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to or consider the merits of any inquiries or proposals from any Person (other than Buyers) relating to any business combination transaction involving Seller, including the sale by Shareholders of Seller's stock (other than to other Shareholders), the merger or consolidation of Seller or the sale of Seller's business or any of the Assets (other than in the Ordinary Course of Business). Seller shall notify Buyers of any such inquiry or proposal within 24 hours of receipt or awareness of the same by Seller.

7.07. Best Efforts

      Seller shall use its Best Efforts to cause the conditions in Sections 4.03 and 4.04(d) to be satisfied.


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                                       35

7.08. Interim Financial Statements

      Until the Closing Date, Seller shall deliver to CTI, within ten days after the end of each calendar month, a copy of the unaudited balance sheet of Seller as at the last day of such calendar month and the related unaudited statements of income, changes in shareholders' equity, and cash flows for the such month, including in each case the notes thereto, prepared in a manner and containing information consistent with Seller's current practices and the financial statement provided to CTI pursuant to Section 5.04, and certified by Seller's chief financial officer as to compliance with Section 5.04.

7.09. Change of Name

      On or before the Closing Date, Seller shall amend its Governing Documents and take all other actions necessary to change its name to one sufficiently dissimilar to Seller's present name, in Buyers' judgment, to avoid confusion. For the avoidance of doubt, Seller's name new corporate name shall not include either the word "Concorde" or the word "Microsystems".

7.10. Payment of Liabilities

      Seller shall pay or otherwise satisfy in the Ordinary Course of Business all of its Liabilities and obligations. Buyers and Seller hereby waive compliance with the bulk-transfer provisions of the Uniform Commercial Code (or any similar law) ("Bulk Sales Laws") in connection with the Contemplated Transactions.

                    8. Covenants of Buyers Prior to Closing

8.01. Required Approvals

      As promptly as practicable after the Agreement Date, Buyers shall make, or cause to be made, all filings required by Laws (including all filings under the HSR Act) to be made by it to consummate the Contemplated Transactions. Buyers also shall cooperate, and cause its Related Persons to cooperate, with Seller
(a) with respect to all filings Seller shall be required by Laws to make and in obtaining all Consents identified on Schedule 5.02; provided, however, that Buyers shall not be required to dispose of or make any change to its business, expend any material funds or incur any other burden in order to comply with this
Section 8.01.

8.02. Notification

      Between the Agreement Date and the Closing, CTI promptly shall notify Seller in writing if it becomes aware of (a) any fact or condition that causes or constitutes a Breach of any of Buyers' representations and warranties made as of the Agreement Date or (b) the occurrence after the Agreement Date of any fact or condition that would or be reasonably likely to (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of, or CTI's discovery of, such fact or condition. During the same period, CTI also promptly shall notify Seller of the occurrence of any Breach of any covenant of CTI in this Section 8 or of the occurrence of any event that may make the satisfaction of the conditions in Section 4.04 impossible or unlikely.

8.03. Best Efforts

      Buyers shall use their respective Best Efforts to cause the conditions in Sections 4.03(i) and 4.04 of this Agreement to be satisfied.

                       9. Employees and Employee Benefits

9.01. Employment of Active Employees by Buyers.

      (a) Buyers are not obligated to hire any Active Employee but may interview all Active Employees. Buyers will provide Seller with a list of Active Employees to whom Buyers have made an offer of employment that has been accepted to be effective on the Closing Date (the "Hired Active Employees"). Subject to Laws, Buyers will


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                                       36
have reasonable access to the Facilities and personnel Records (including performance appraisals, disciplinary actions, grievances and medical Records) of Seller for the purpose of preparing for and conducting employment interviews with all Active Employees and will conduct the interviews as expeditiously as possible prior to the Closing Date. Access will be provided by Seller upon reasonable prior notice during normal business hours. Effective immediately before the Closing, Seller will terminate the employment of all of its Hired Active Employees.

      (b) Neither Seller nor its Related Persons shall solicit the continued employment of any Active Employee (unless and until Buyers have informed Seller in writing that the particular Active Employee will not receive any employment offer from Buyers) or the employment of any Hired Active Employee after the Closing. Buyers shall inform Seller promptly of the identities of those Active Employees to whom it will not make employment offers.

      (c) It is understood and agreed that (i) Buyers' expressed intention to extend offers of employment as set forth in this section shall not constitute any commitment, Contract or understanding (expressed or implied) of any obligation on the part of Buyers to a post-Closing employment relationship of any fixed term or duration or upon any terms or conditions other than those that Buyers may establish pursuant to individual offers of employment; and (ii) employment offered by Buyers is "at will" and may be terminated by Buyers or by an employee at any time for any reason (subject to any written commitments to the contrary made by Buyers or an employee and Laws). Nothing in this Agreement shall be deemed to prevent or restrict in any way the right of Buyers to terminate, reassign, promote or demote any of the Hired Active Employees after the Closing or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment of such employees.

9.02. Salaries and Benefits

      (a) Seller shall be responsible for (i) the payment of all wages and other remuneration due to Active Employees with respect to their services as employees of Seller through the close of business on the Closing Date, including pro rata bonus payments and all vacation pay earned prior to the Closing Date; (ii) the payment of any termination or severance payments and the provision of health plan continuation coverage in accordance with the requirements of COBRA and Sections 601 through 608 of ERISA; and (iii) any and all payments to employees required under the WARN Act.

      (b) Seller shall be liable for any claims made or incurred by Active Employees and their beneficiaries through the Closing Date under the Employee Plans. For purposes of the immediately preceding sentence, a charge will be deemed incurred, in the case of hospital, medical or dental benefits, when the services that are the subject of the charge are performed and, in the case of other benefits (such as disability or life insurance), when an event has occurred or when a condition has been diagnosed that entitles the employee to the benefit.

9.03. Seller's Retirement and Savings Plans

      (a) All Hired Active Employees who are participants in Seller's retirement plans shall retain their accrued benefits under Seller's retirement plans as of the Closing Date, and Seller (or Seller's retirement plans) shall retain sole liability for the payment of such benefits as and when such Hired Active Employees become eligible therefor under such plans. All Hired Active Employees shall become fully vested in their accrued benefits under Seller's retirement plans as of the Closing Date, and Seller will so amend such plans if necessary to achieve this result.

      (b) Seller will cause its savings plan to be amended in order to provide that the Hired Active Employees shall be fully vested in their accounts under such plan as of the Closing Date and all payments thereafter shall be made from such plan as provided in the plan.

9.04. No Transfer of Assets

      Neither Seller nor its Related Persons will make any transfer of pension or other employee benefit plan assets to Buyers.


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

                              10. Confidentiality

10.01. Restricted Use of Confidential Information

      (a) Each Receiving Party acknowledges the confidential and proprietary nature of the Confidential Information of the Disclosing Party and agrees that such Confidential Information (i) shall be kept confidential by the Receiving Party; (ii) shall not be used for any reason or purpose other than to evaluate and consummate the Contemplated Transactions; and (iii) without limiting the foregoing, shall not be disclosed by the Receiving Party to any Person, except in each case as otherwise expressly permitted by the terms of this Agreement or with the prior written consent of an authorized representative of Seller with respect to Confidential Information of Seller (a "Seller Contact") or an authorized representative of Buyers with respect to Confidential Information of Buyers (a "Buyers Contact"). A Receiving Party shall disclose the Confidential Information of a Disclosing Party only to the Receiving Party's Representatives who require such material for the purpose of evaluating the Contemplated Transactions and are informed by the Receiving Party of the obligations of this
Section 10 with respect to such information. Each Receiving Party shall (A) enforce the terms of this Section 10 as to its respective Representatives; (B) take such action to the extent necessary to cause its Representatives to comply with the terms and conditions of this Section 10; and (C) be responsible and liable for any breach of the provisions of this Section 10 by it or its Representatives.

      (b) Unless and until this Agreement is terminated, Seller shall maintain as confidential any Confidential Information of Seller relating to any of the Assets or the Assumed Liabilities, including for this purpose any information of Seller of the type referred to in Sections 1.01(g)(i), (ii), and (iii), whether or not disclosed to Buyers. Notwithstanding the preceding sentence, Seller may use any Confidential Information of Seller before the Closing in the Ordinary Course of Business in connection with the transactions permitted by Section 7.02.

      (c) From and after the Closing, the provisions of Section 10.01(a) shall not apply to or restrict in any manner Buyers' use of any Confidential Information of Seller relating to any of the Assets or the Assumed Liabilities.

10.02. Exceptions

      Section 10.01(a) and 10.01(b) do not apply to that part of the Confidential Information of a Disclosing Party that a Receiving Party demonstrates (a) was, is or becomes generally available to the public other than as a result of a breach of this Section 10 or the Confidentiality Agreement by the Receiving Party or its Representatives; was or is developed by the Receiving Party independently of and without reference to any Confidential Information of the Disclosing Party; or was, is or becomes available to the Receiving Party on a nonconfidential basis from a Third Party not bound by a confidentiality agreement or any legal, fiduciary or other obligation restricting disclosure. Seller shall not disclose any Confidential Information of Seller relating to any of the Assets or the Assumed Liabilities in reliance on the exceptions in clauses (b) or (c) above.

10.03. Trade Secrets

      Any trade secrets of a Disclosing Party shall also be entitled to all of the protections and benefits under applicable trade secret law and any other applicable law. If any information that a Disclosing Party deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Section 10, such information shall still be considered Confidential Information of that Disclosing Party for purposes of this Section 10 to the extent included within the definition set forth in Section 1.01(g). In the case of trade secrets, each Receiving Party hereby waives any requirement that the Disclosing Party submit proof of the economic value of any trade secret or post a bond or other security.

10.04. Legal Proceedings

      If a Receiving Party becomes compelled in any Proceeding or is requested by a Governmental Authority having regulatory jurisdiction over the Contemplated Transactions to make any disclosure that is prohibited or


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

otherwise constrained by this Section 10, that Receiving Party shall provide the Disclosing Party with prompt notice of such compulsion or request so that it may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this Section 10. In the absence of a protective order or other remedy, the Receiving Party may disclose that portion (and only that portion) of the Confidential Information of the Disclosing Party that, based upon advice of the Receiving Party's counsel, the Receiving Party is legally compelled to disclose or that has been requested by such Governmental Authority; provided, however, that the Receiving Party shall use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded by any Person to whom any Confidential Information is so disclosed. The provisions of this Section 10.04 do not apply to any Proceedings between the parties to this Agreement.

10.05. Return or Destruction of Confidential Information

      If this Agreement is terminated, each Receiving Party (a) shall destroy all Confidential Information of the Disclosing Party prepared or generated by the Receiving Party without retaining a copy of any such material; (b) promptly shall deliver to the Disclosing Party all other Confidential Information of the Disclosing Party, together with all copies thereof, in the possession, custody or control of the Receiving Party or, alternatively, with the written consent of a Seller Contact or a Buyers Contact (whichever represents the Disclosing Party) destroy all such Confidential Information; and (c) shall certify all such destruction in writing to the Disclosing Party; provided, however, that the Receiving Party may retain a list that contains general descriptions of the information it has returned or destroyed to facilitate the resolution of any controversies after the Disclosing Party's Confidential Information is returned.

10.06. Attorney-Client Privilege

      The Disclosing Party is not waiving, and will not be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges as a result of disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, regardless of whether the Disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The parties (a) share a common legal and commercial interest in all of the Disclosing Party's Confidential Information that is subject to such privileges and protections; (b) are or may become joint defendants in Proceedings to which the Disclosing Party's Confidential Information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should either party become subject to any actual or threatened Proceeding to which the Disclosing Party's Confidential Information covered by such protections and privileges relates; and
(d) intend that after the Closing the Receiving Party shall have the right to assert such protections and privileges. No Receiving Party shall admit, claim or contend, in Proceedings involving either party or otherwise, that any Disclosing Party waived any of its attorney work-product protections, attorney-client privileges or similar protections and privileges with respect to any information, documents or other material not disclosed to a Receiving Party due to the Disclosing Party disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party.

                            11. Additional Covenants

11.01. Payment of All Taxes Resulting From Sale of Assets by Seller

      Seller shall pay in a timely manner all Taxes resulting from or payable in connection with the sale of the Assets pursuant to this Agreement, regardless of the Person on whom such Taxes are imposed by Laws. Under no circumstances shall this Section 11.01 be interpreted to (a) obligate Seller to pay the income Taxes of any Shareholder or (b) create any rights, as a third party beneficiary or otherwise, in favor of any Person other than Buyers or Seller.

11.02. Payment of Other Retained Liabilities

      In addition to payment of Taxes pursuant to Section 11.01, Seller shall pay, or make adequate provision for the payment, in full all of the Retained Liabilities.


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

11.03. Removing Excluded Assets

      Seller shall use its Best Efforts to remove, on or before the Closing Date, all Excluded Assets from all Facilities and other Real Property to be occupied by Buyers. Such removal shall be done in such manner as to avoid any damage to the Facilities and other properties to be occupied by Buyers and any disruption of the business operations to be conducted by Buyers after the Closing. Any damage to the Assets or to the Facilities resulting from such removal shall be paid by Seller at the Closing. Should Seller fail to remove the Excluded Assets as required by this Section, Buyers shall have the right, but not the obligation, (a) to remove the Excluded Assets at Seller's sole cost and expense; or (b) to store the Excluded Assets and to charge Seller all storage costs associated therewith. Seller promptly shall reimburse Buyers for all costs and expenses incurred by Buyers in connection with any Excluded Assets not removed by Seller on or before the Closing Date. No breach of this Section 11.03 shall be deemed a Breach of this Agreement.

11.04. Reports and Returns

      After the Closing, Seller promptly shall prepare and file all reports and returns required by Laws relating to the business of Seller as conducted using the Assets, to and including the Effective Time.

11.05. Assistance in Proceedings

      Seller will cooperate with Buyers and their counsel in the contest or defense of, and make available its personnel and provide any testimony and access to its books and Records in connection with, any Proceeding involving or relating to (a) any Contemplated Transaction or (b) any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation, status or transaction on or before the Closing Date involving Seller or its business. CTI shall reimburse Seller for all out-of-pocket expenses and reasonable attorneys' fees incurred in providing such cooperation.

11.06. Customer and Other Business Relationships

      After the Closing, Seller will cooperate with Buyers in its efforts to continue and maintain for the benefit of Buyers those business relationships of Seller existing prior to the Closing and relating to the business to be operated by Buyers after the Closing, including relationships with lessors, employees, regulatory authorities, licensors, customers, suppliers and others, and Seller will satisfy the Retained Liabilities in a manner that is not detrimental to any of such relationships. Seller will refer to Buyers all inquiries relating to such business. Seller shall not, and shall use its Best Efforts to be sure that none of its officers, employees, agents or shareholders shall, take any action that would tend to diminish the value of the Assets after the Closing or that would interfere with the business of Buyers to be engaged in after the Closing, including disparaging the name or business of Buyers.

11.07. Retention of and Access To Records

      After the Closing Date, Buyers shall retain for a period consistent with Buyers' record-retention policies and practices those Records of Seller delivered to Buyers. Seller shall have the right to retain copies of any and all such Records for all legitimate purposes of Seller, including preparation of financial statements and tax returns. Buyers also shall provide Seller and its Representatives reasonable access thereto, during normal business hours and on at least three days' prior written notice, to enable them to prepare financial statements or tax returns or deal with tax audits. After the Closing Date, Seller shall provide Buyers and its Representatives reasonable access to Records that are Excluded Assets, during normal business hours and on at least three days' prior written notice, for any reasonable business purpose specified by Buyers in such notice. Prior to the destruction of any Records of Seller delivered to Buyers, CTI shall notify Seller of such proposed destruction and shall offer Seller the option, exercisable within 30 days after Seller's receipt of such notice, to retake possession and ownership of any such Records.

11.08. Restrictions on Seller Dissolutions or Distributions

      Seller shall not dissolve, or make any distribution of the proceeds received pursuant to this Agreement, until Seller's payment, or adequate provision for the payment, of all of its obligations pursuant to Sections 11.01


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

and 11.02. As used in this Section 11.08, "adequate provision for payment" shall include any agreement by one or more Shareholders to assume and agree to pay, discharge, and satisfy such obligations as they become due.

11.09. Organization of Sub

      (a) During the period commencing on the Closing Date and ending on the first anniversary of the Second Earnout Start Date, CTI shall:

            (i) Cause the Operating Agreement of Sub (the "Operating Agreement") to be in the form attached hereto as Exhibit J, and refrain from amending the Operating Agreement in any manner; and

            (ii) Require its representatives on the Board of Governors of Sub elected in accordance with the Operating Agreement to vote in favor of the election of Robert E. Nutt as President of Sub.

      (b) During the period commencing on the Closing Date and ending the first anniversary of the Second Earnout Start Date, CTI shall not (i) sell, assign, transfer, convey, or deliver ownership of Sub to any other Person, (ii) sell, assign, transfer, convey, or deliver ownership of all or substantially all of the assets of Sub to any other Person, or (iii) cause or permit Sub to be merged or consolidated with any other Person (except in any case to or with a Person which is a Subsidiary of CTI) without requiring such Person (or the surviving or resulting Person in any merger or consolidation involving Sub) to assume the obligations of CTI to make the Earnout Payments pursuant to Section 3.03 of this Agreement.

11.10. Financial Covenants Relating to Sub

      (a) During CTI's fiscal years ending on September 30, 2005 and September 30, 2006, CTI shall support the business to be conducted by Sub after the Closing Date by spending:

            (i) at least $850,000 per fiscal year in sales and marketing expenditures for the benefit of Sub, its products, and its business, and

            (ii) at least $1,250,000 per fiscal year in research and development expenditures for the benefit of Sub, its products, and its business.

      (b) During the the period commencing on the Closing Date and ending on the first anniversary of the Second Earnout Start Date, CTI shall sell LSO, in slab form, to Sub at a price not exceeding $21.45 per cubic centimeter.

11.11. Further Assurances

      Subject to the proviso in Section 8.01, the parties shall cooperate reasonably with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information; execute and deliver to each other such other documents; and (c) do such other acts and things, all as the other party reasonably may request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions.

                         12. Indemnification; Remedies

12.01. Survival

      All representations, warranties, covenants and obligations in this Agreement, the Schedules hereto, the supplements to the Schedules, if any, the certificates delivered pursuant to Section 4.02, and any other certificate or document delivered pursuant to this Agreement shall survive the Closing and the consummation of the Contemplated Transactions. The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations shall not be affected by any investigation (including any environmental investigation or assessment) conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant


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

or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations.

12.02. Indemnification and Reimbursement by Seller

      Seller shall indemnify and hold harmless Buyers, and its Representatives, shareholders, subsidiaries and Related Persons (collectively, the "Buyer Indemnified Persons"), and will reimburse Buyer Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) or diminution of value, whether or not involving a Third-Party Claim (collectively, "Damages"), arising from or in connection with:

      (a) any Breach of any representation or warranty made by Seller in (i) this Agreement (without giving effect to any supplement to any Seller's Schedule), (ii) the Schedules hereto, any supplements to any Schedules, (iv) the certificates delivered pursuant to Section 4.02 (for this purpose, each such certificate will be deemed to have stated that Seller's representations and warranties in this Agreement fulfill the requirements of Section 4.03(a) as of the Closing Date as if made on the Closing Date without giving effect to any supplement to the Seller's Schedules, unless the certificate expressly states that the matters disclosed in a supplement have caused a condition specified in
Section 4.03(a) not to be satisfied), (v) any transfer instrument, or (vi) any other certificate, document, writing or instrument delivered by Seller pursuant to this Agreement;

      (b) any Breach of any covenant or obligation of Seller in this Agreement or in any other certificate, document, writing or instrument delivered by Seller pursuant to this Agreement;

      (c) any brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any Person with Seller (or any Person acting on its behalf) in connection with any of the Contemplated Transactions;

      (d) any noncompliance with any Bulk Sales Laws or fraudulent transfer law in respect of the Contemplated Transactions;

      (e) any liability under the WARN Act or any similar state or local Law that may result from an "Employment Loss", as defined by 29 U.S.C. ss. 2101(a)(6), caused by any action of Seller prior to the Closing or by Buyers' decision not to hire previous employees of Seller;

      (f) any Employee Plan established or maintained by Seller; or

      (g) any Retained Liabilities.

12.03. Indemnification and Reimbursement by Seller-Environmental Matters

      (a) In addition to the other indemnification provisions in this Section 12, Seller shall indemnify and hold harmless Buyers and the other Buyer Indemnified Persons, and will reimburse Buyers and the other Buyer Indemnified Persons, for any Damages (including costs of cleanup, containment or other remediation) arising from or in connection with:

            (i) any Environmental, Health and Safety Liabilities arising out of or relating to: (A) the ownership or operation by any Person at any time on or prior to the Closing Date of any of the Facilities, Assets or the business of Seller, or (B) any Hazardous Materials or other contaminants that were present on the Facilities or Assets at any time on or prior to the Closing Date; or

            (ii) any bodily injury (including illness, disability and death, regardless of when any such bodily injury occurred, was incurred or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction and deprivation of the use of real property) or other damage of or to any Person or any Assets in any way arising from or allegedly arising from any Hazardous Activity conducted by any Person with respect to the business of Seller or the Assets prior to the Closing Date or from any Hazardous Material that was (i) present or


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

suspected to be present on or before the Closing Date on or at the Facilities (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any Facility and was present or suspected to be present on any Facility, on or prior to the Closing Date) or
(ii) Released or allegedly Released by any Person on or at any Facilities or Assets at any time on or prior to the Closing Date.

      (b) Buyers will be entitled to control any Remedial Action, any Proceeding relating to an Environmental Claim and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Section 12.03. The procedure described in Section 12.06 will apply to any claim solely for monetary damages relating to a matter covered by this
Section 12.03.

12.04. Indemnification and Reimbursement by Buyers

      Buyers will indemnify and hold harmless Seller, and will reimburse Seller, for any Damages arising from or in connection with:

      (a) any Breach of any representation or warranty made by Buyers in this Agreement or in any certificate, document, writing or instrument delivered by Buyers pursuant to this Agreement;

      (b) any Breach of any covenant or obligation of Buyers in this Agreement or in any other certificate, document, writing or instrument delivered by Buyers pursuant to this Agreement;

      (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyers (or any Person acting on Buyers' behalf) in connection with any of the Contemplated Transactions;

      (d) any obligations of Buyers with respect to bargaining with the collective bargaining representatives of Active Hired Employees subsequent to the Closing; or

      (e) any Assumed Liabilities.

12.05. Right of Setoff

      (a) Upon notice to Seller specifying in reasonable detail the basis therefor, Buyers may set off any amount to which they may be entitled under this
Section 12 in respect of any Damages arising from or in connection with any Retained Liabilities (other than the Retained Liabilities described in Section 2.04(a)) against any Earnout Payments otherwise payable pursuant to Section 3.03; provided, however, that:

            (i) Buyers shall have no right to set off under this Section 12.05(a) until the total of all Damages with respect to such matters exceeds Five Hundred Thousand and No/100 Dollars ($500,000.00);

            (ii) In the event that the $500,000 threshold for set off described in Section 12.05(a)(i) is reached, then in such event Buyers may set off any amounts to which they may be entitled under this Section 12 against any Earnout Payments, from the first dollar of such Damages and without regard to the foregoing $500,000 threshold; and

            (iii) Buyers shall have no right to set off under this Section 12.05(a) in respect of any individual Damage and all Damages in the aggregate in excess of Three Million and No/100 Dollars ($3,000,000.00).

      (b) Upon notice to Seller specifying in reasonable detail the basis therefore, Buyers may set off any amount to which they may be entitled under this Section 12 in respect of any Damages arising from or in connection with Retained Liabilities described in Section 2.04(a) against any Earnout Payments otherwise payable pursuant to Section 3.03, and the limitations of Section 12.05(a) shall not apply to any exercise of Buyers' right of setoff with respect to such Retained Liabilities.


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

      (c) The provisions of this Section 12.05 shall limit neither Buyers' rights under Sections 12.02 and 12.03 to obtain indemnification and reimbursement from Seller on behalf of the Buyer Indemnified Parties, nor Seller's obligations with respect to such indemnification and reimbursement.

      (d) The exercise of Buyers' rights of setoff under this Section 12.05 by Buyers in good faith, whether or not ultimately determined to be justified, shall not constitute an event of default under this Agreement and shall not constitute an election of remedies or limit Buyers in any manner in the enforcement of any other remedies that may be available to them.

12.06. Third-Party Claims

      (a) Promptly after receipt by a Person entitled to indemnity under Sections 12.02, 12.03 (to the extent provided in the last sentence of Section 12.03), or 12.04 (an "Indemnified Person") of notice of the assertion of a Third-Party Claim against it, the Indemnified Person shall give notice to the Person obligated to indemnify under such Section (an "Indemnifying Person") of the assertion of such Third-Party Claim; provided, that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third-Party Claim is prejudiced by the Indemnified Person's failure to give such notice.

      (b) If an Indemnified Person gives notice to the Indemnifying Person pursuant to Section 12.06(a) of the assertion of a Third-Party Claim, the Indemnifying Person shall be entitled to participate in the defense of such Third-Party Claim and to assume the defense of such Third-Party Claim with counsel satisfactory to the Indemnified Person to the extent that it wishes, unless (i) the Indemnifying Person is also a Person against whom the Third-Party Claim is made and the Indemnified Person determines in good faith that joint representation would be inappropriate or (ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Third-Party Claim and provide indemnification with respect to such Third-Party Claim. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, so long as the Indemnifying Person diligently conducts such defense, it shall not be liable to the Indemnified Person under this Section 12 for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation. If the Indemnifying Person assumes the defense of a Third-Party Claim, (A) such assumption will conclusively establish for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of and subject to indemnification, and (B) no compromise or settlement of such Third-Party Claims may be effected by the Indemnifying Person without the Indemnified Person's Consent unless (I) there is no finding or admission of any violation of Law or any violation of the rights of any Person; (II) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (III) the Indemnified Person shall have no liability with respect to any compromise or settlement of such Third-Party Claims effected without its Consent. If notice is given to an Indemnifying Person of the assertion of any Third-Party Claim and the Indemnifying Person does not, within 10 days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Person.

      (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it or its Related Persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such Third-Party Claim, but the Indemnifying Person will not be bound by any determination of any Third-Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its Consent (which may not be unreasonably withheld).

      (d) Notwithstanding the provisions of Section 14.04(b), Seller hereby consents to the nonexclusive jurisdiction of any court in which a Proceeding in respect of a Third-Party Claim is brought against any Buyers Indemnified Person for purposes of any claim that a Buyers Indemnified Person may have under this Agreement


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

with respect to such Proceeding or the matters alleged therein and agree that process may be served on Seller with respect to such a claim anywhere in the world.

      (e) With respect to any Third-Party Claim subject to indemnification under this Section 12: (i) both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other Person fully informed of the status of such Third-Party Claim and any related Proceedings at all stages thereof where such Person is not represented by its own counsel; and (ii) the parties agree (each at its own expense) to render to each other such assistance as they reasonably may require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.

      (f) With respect to any Third-Party Claim subject to indemnification under this Section 12, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all Confidential Information and the attorney-client and work-product privileges. In connection therewith, each party agrees that: (i) it will use its Best Efforts, in respect of any Third-Party Claim in which it has assumed or participated in the defense, to avoid production of Confidential Information (consistent with applicable law and rules of procedure), and (ii) all communications between any party hereto and counsel responsible for or participating in the defense of any Third-Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

12.07. Other Claims

      A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought and shall be paid promptly after such notice.

12.08. Indemnification in Case of Strict Liability or Indemnitee Negligence

      SUBJECT TO THE EXPRESS PROVISIONS OF THIS AGREEMENT, THE INDEMNIFICATION PROVISIONS IN THIS SECTION 12 SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST, PRESENT OR FUTURE ACTS, CLAIMS OR LEGAL REQUIREMENTS (INCLUDING ANY PAST, PRESENT OR FUTURE BULK SALES LAW, ENVIRONMENTAL LAW, FRAUDULENT TRANSFER ACT, OCCUPATIONAL SAFETY AND HEALTH LAW OR PRODUCTS LIABILITY, SECURITIES OR OTHER LEGAL REQUIREMENT) AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED UPON THE PERSON SEEKING INDEMNIFICATION.

                                13. Termination

13.01. Termination Events

      By notice given prior to or at the Closing, subject to Section 13.02, this Agreement may be terminated:

      (a) by CTI, if a material Breach of any provision of this Agreement has been committed by Seller and such Breach has not been cured by Seller within a reasonable time after notice of such material Breach has been given to Seller or waived by Buyers;

      (b) by Seller, if a material Breach of any provision of this Agreement has been committed by Buyers and such Breach has not been cured by Buyers within a reasonable time after notice of such material Breach has been given to CTI or waived by Seller;

      (c) by CTI, if any condition in Section 4.03 has not been satisfied as of the date specified for Closing in Section 4.01 or if satisfaction of such a condition by such date is or becomes impossible other than through the failure of CTI to comply with its obligations under this Agreement, and CTI has not waived such condition on or before such date;


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

      (d) by Seller if any condition in Section 4.04 has not been satisfied as of the date specified for Closing in Section 4.01 or if satisfaction of such a condition by such date is or becomes impossible other than through the failure of Seller to comply with its obligations under this Agreement, and Seller has not waived such condition on or before such date;

      (e) by mutual consent of Buyers and Seller;

      (f) by CTI if the Closing has not occurred on or before June 30, 2004 or such later date as the parties may agree upon, unless CTI is in material Breach of this Agreement; or

      (g) by Seller if the Closing has not occurred on or before June 30, 2004 or such later date as the parties may agree upon, unless Seller is in material Breach of this Agreement.

13.02. Effect of Termination

      Each party's right of termination under Section 13.01 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 13.01, all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in this Section 13.02 and Section 10 and 14 (except for those in Section 14.05) will survive; provided, however, that if this Agreement is terminated because of a Breach of this Agreement by the nonterminating party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                             14. General Provisions

14.01. Expenses

      Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, and execution of this Agreement and the other Transaction Documents and performance of the Contemplated Transactions, including all fees and expense of its Representatives and the Seller Acquisition Fee described in Section 5.26 ("Transaction Costs"); provided, however, that all Transaction Costs paid by Seller prior to the Closing Date shall be deducted at Closing from the Purchase Price pursuant to Section 4.02(b)(i); and provided further, that in the event that this Agreement is terminated prior to the Closing by CTI pursuant to Section 13.01, other than by reason of a material Breach of this Agreement by Seller, then CTI shall reimburse Seller for that portion of its Transaction Costs that consists of reasonable accounting fees and reasonable fees and expenses incurred by Seller for the Intellectual Property Audit. Buyers will pay one-half and Seller will pay one-half of the HSR Act filing fee, if any. If this Agreement is terminated, the obligation of each party to pay its own fees and expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.

14.02. Public Announcements

      Any public announcement, press release or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyers determines. Seller shall use its Best Efforts to ensure that, except with the prior consent of Buyers or as permitted by this Agreement, neither Seller nor any of its Representatives shall disclose to any Person (a) the fact that any Confidential Information of Seller has been disclosed to Buyers or its Representatives, that Buyers or its Representatives have inspected any portion of the Confidential Information of Seller, that any Confidential Information of Buyers has been disclosed to Seller or its Representatives or that Seller or its Representatives have inspected any portion of the Confidential Information of Buyers; or (b) any information about the Contemplated Transactions, including the status of such discussions or negotiations, the execution of any of the Transaction Documents or any of the terms of the Contemplated Transactions or the Transaction Documents. Seller and Buyers will consult with each other concerning the means by which Seller's employees, customers, suppliers and others having dealings with Seller will


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be informed of the Contemplated Transactions, and Buyers will have the right to be present for any such communication.

14.03. Notices

      All notices, consents, requests, waivers and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been made (x) upon actual receipt, when given by hand or confirmed facsimile transmission, (y) one day after delivery to the carrier, when given by overnight delivery service or (z) two days after mailing, when given by first-class registered or certified mail, postage prepaid, return receipt requested; in any case to the following address, or to such other address as a party, by notice to the other parties given pursuant to this Section 14.03, may designate from time to time:

      (a)   If to either Buyer, to:      CTI Molecular Imaging, Inc.
                                         Attention: President & Chief Executive
                                                    Officer
                                         810 Innovation Drive
                                         Knoxville, Tennessee 37932-2552
                                         Fax: 865.218.3001

            With a copy to:              CTI Molecular Imaging, Inc.
                                         Attention: General Counsel
                                         810 Innovation Drive
                                         Knoxville, Tennessee 37932-2552
                                         Fax: 865.218.2760

      (b)   If to Seller, to:            Concorde Microsystems, Inc.
                                         Attention: President
                                         10427 Cogdill Road, Suite 500
                                         Knoxville, TN 37932
                                         Fax: 865.671.4351

            With a copy to:              Gentry, Tipton, Kizer & McLemore, P.C.
                                         Attention: James S. Tipton
                                         900 South Gay Street
                                         Suite 2300
                                         Knoxville, TN 37902
                                         Fax: 865.637.6761

14.04. Governing Law; Jurisdiction and Venue

      (a) This Agreement shall be governed and construed in accordance with the internal laws of the State of Tennessee as applied to contracts made and performed within the State of Tennessee, without regard to the principles thereof regarding resolution of conflicts of law

      (b) Buyers and Seller hereby (i) submit to the jurisdiction of any state court of competent jurisdiction in and for Knox County, Tennessee, or in the United States District Court for the Eastern District of Tennessee sitting at Knoxville in any action or proceeding arising out of or relating to this Agreement or the Contemplated Transactions; (ii) agree that all claims in respect of the action or proceeding may be heard and determined in any such court; (iii) agree not to bring any action or proceeding arising out of or relating to this Agreement or the Contemplated Transactions in any other court;
(iv) waive any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waive any bond, surety, or other security that might be required of any other Party with respect thereto; and (v) agree that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

14.05. Enforcement of Agreement

      Each party acknowledges and agrees that the others would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any Breach of this Agreement by


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any party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which any party may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent Breaches or threatened Breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

14.06. Waiver; Remedies Cumulative

      The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

14.07. Entire Agreement and Modification

      This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including any letter of intent and any confidentiality agreement between Buyers and Seller) and constitutes, together with the other Transaction Documents and the Schedules and Exhibits hereto, a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

14.08. Assignments, Successors and No Third-Party Rights

      No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, except that Buyers may assign any of their rights and delegate any of their obligations under this Agreement to any Subsidiary of CTI and may collaterally assign their rights hereunder to any financial institution providing financing in connection with the Contemplated Transactions. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 14.08.

14.09. Severability

      If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

14.10. Time of Essence

      With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

14.11. Counterparts

      This Agreement may be executed in two or more counterparts, and each such counterpart shall be deemed an original hereof but all such counterparts together shall constitute one and the same Agreement.


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

          *           Signatures appear on the following page         *


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

                                   SIGNATURES

      IN WITNESS WHEREOF, the parties have executed this Agreement, through their respective officers thereunto duly authorized, as of the Agreement Date.


                                       CTI:

                                       CTI MOLECULAR IMAGING, INC., a Delaware
                                       corporation

                                           By: /s/ Cliffreda W. Gilreath

                                           Name:  Cliffreda W. Gilreath

                                           Title: Corporate Vice President

                                           and

                                           By: /s/ David N. Gill

                                           Name:  David N. Gill

                                           Title:  CFO


                                       Sub:

                                       CTI CONCORDE MICROSYSTEMS, LLC, a
                                       Tennessee limited liability company

                                           By: /s/ Thomas J. Hook

                                           Name: Thomas J. Hook

                                           Title: President


                                       Seller:

                                       CONCORDE MICROSYSTEMS, INC., a Tennessee corporation

                                           By: /s/ Robert E. Nutt

                                           Name: Robert E. Nutt

                                           Title: President


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